Exhibit 99.7

Amended and Restated Credit Agreement
 January 13, 2017
among
AUXILIO, INC., a Nevada corporation,
AUXILIO SOLUTIONS, INC., a California corporation,
DELPHIIS, INC., a California corporation,
CYNERGISTEK, INC., a  Texas corporation,
and such other direct or indirect Subsidiaries that may hereafter become parties hereto, as Borrowers,
AVIDBANK,
a California banking corporation,
 as Agent,
and
THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO,

as Lenders
$19,000,000

TABLE OF CONTENTS
Page
ARTICLE I LOAN FACILITIES
1.1	Revolving Loans	4
1.2	Term Loans	4
1.3	Reserved	5
1.4	Interest Rates; Payments of Interest	5
1.5	Notice of Borrowing Requirements; Funding by Lenders; Payments by Borrowers; Presumptions by Agent	6
1.6	Reserved	7
1.7	Reserved	7
1.8	Reserved	7
1.9	Notes; Statements of Obligations	7
1.10	Holidays	7
1.11	Time and Place of Payments	8
1.12	Mandatory Principal Reductions	8
1.13	Fees	9
1.14	Protective Advances	9
1.15	Settlement	10
1.16	Notation	10
1.17	Defaulting Lenders	11
1.18	Right of Setoff	13
1.19	Cash Collateral	13
1.20	Sharing of Payments by Lenders	14
1.21	Termination and Reduction of Commitments	14
1.22	Collections From Account Debtors; Credit Card Receivables	15
ARTICLE II LETTERS OF CREDIT	15
2.1	Letters of Credit	15
2.2	Procedure for Issuance of Letters of Credit	16
2.3	Fees, Commissions and Other Charges	16
2.4	L/C Participations	17
2.5	Reimbursement Obligations	18
2.6	Obligations Absolute	18
2.7	Letter of Credit Payments	18
2.8	Outstanding Letters of Credit Following Event of Default or on the Revolving Loans Maturity Date	19
2.9	Letter of Credit Applications	19
ARTICLE III CONDITIONS TO CLOSING	19
3.1	Conditions to Initial Loans or Letter of Credit	19
3.2	Conditions to all Loans and Letters of Credit	19
3.3	Conditions Subsequent to all Loans and Letters of Credit	20

ARTICLE IV REPRESENTATIONS AND WARRANTIES	20
4.1	Legal Status	20
4.2	No Violation; Compliance	21
4.3	Authorization; Enforceability	21
4.4	Approvals; Consents	21
4.5	Liens	21
4.6	Debt	21
4.7	Litigation	21
4.8	No Default	21
4.9	Capitalization	22
4.10	Taxes	22
4.11	Correctness of Financial Statements; No Material Adverse Change	22
4.12	Employee Benefits	23
4.13	Full Disclosure	23
4.14	Other Obligations	23
4.15	Investment Company Act	24
4.16	Patents, Trademarks, Copyrights, and Intellectual Property, etc.	24
4.17	Environmental Condition	24
4.18	Solvency	24
4.19	Labor Matters	24
4.20	Brokers	25
4.21	Customer and Trade Relations	25
4.22	Material Contracts	25
4.23	Casualty	25
4.24	Eligible Accounts	25
4.25	Reserved	25
4.26	Compliance with Sanctions and Anti-Terrorism Laws	25
4.27	OFAC	25
4.28	Patriot Act	26
4.29	No Material Adverse Effect	26
4.30	Purchase Agreement	26
ARTICLE V AFFIRMATIVE COVENANTS	26
5.1	Punctual Payments	26
5.2	Books and Records; Collateral Audits; Appraisals; Account Verification	26
5.3	Collateral and Financial Reporting	27
5.4	Existence; Preservation of Licenses; Compliance with Law	29
5.5	Insurance	29
5.6	Assets	29
5.7	Taxes and Other Liabilities	30
5.8	Notices to Agent and Lenders	30
5.9	Compliance with ERISA and the IRC	30
5.10	Further Assurances	31
5.11	Cash Management Services	31
5.12	Environment	31
5.13	Additional Collateral	31
5.14	Subsidiaries	31

ARTICLE VI NEGATIVE COVENANTS	32
6.1	Use of Funds; Margin Regulation	32
6.2	Debt	32
6.3	Liens	32
6.4	Merger, Consolidation, and Transfer or Acquisition of Assets	32
6.5	Reserved	33
6.6	Sales and Leasebacks	33
6.7	Dispositions	33
6.8	Investments	33
6.9	Character of Business	33
6.10	Restricted Payments	33
6.11	Guarantee	33
6.12	Reserved	33
6.13	Transactions with Affiliates	33
6.14	Stock Issuance	34
6.15	Financial Condition	34
6.16	OFAC	34
6.17	Fiscal Year	34
6.18	Reserved	34
6.19	Burdensome Agreements	34
6.20	Parent as Holding Company	34
6.21	Amendments of Certain Documents	35
6.22	Employee Benefits	35
ARTICLE VII EVENTS OF DEFAULT AND REMEDIES	35
7.1	Events of Default	35
7.2	Remedies	35
7.3	Application of Proceeds	37
7.4	Reserved	38
7.5	Appointment of Receiver or Trustee	39
7.6	Power of Attorney	39
7.7	Remedies Cumulative	39
ARTICLE I LOAN FACILITIES	39
8.1	Increased Costs	39
8.2	Taxes	40
8.3	Reserved	43
8 .4	Mitigation Obligations; Replacement of Lenders	43
ARTICLE IX AGENT AND LENDERS	44
9.1	Appointment and Authority	44
9.2	Rights as Lender	44
9.3	Exculpatory Provisions	45
9.4	Reliance by Agent	45
9.5	Delegation of Duties	46
9.6	Resignation of Agent	46
9.7	Non-Reliance on Agent and Other Lenders	47
9.8	Reserved	47
9.9	Agent May File Proofs of Claim	47
9.10	Collateral and Guaranty Matters	47
9.11	Several Obligations; No Liability	48
9.12	Indemnification by Lenders	48

ARTICLE X MISCELLANEOUS	49
10.1	Notices; Effectiveness; Electronic Communication	49
10.2	No Waivers	50
10.3	Expenses; Documentary Taxes; Indemnification	50
10.4	Amendments and Waivers	52
10.5	Successors and Assigns; Participations; Disclosure; Register	53
10.6	Confidentiality	56
10.7	Counterparts; Integration	57
10.8	Severability	57
10.9	Knowledge	57
10.10	Additional Waivers	58
10.11	Destruction of Borrowers' Documents	58
10.12	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; CLASS ACTION WAIVER	58
10.13	Reference Provision	59
10.14	Revival and Reinstatement of Obligations	61
10.15	Updating Disclosure Schedules	61
10.16	Patriot Act Notification	61
10.17	License to Use Borrowers' Logo	61
10.18	Reserved	61
10.19	Bank Product Providers	61
10.20	Debtor-Creditor Relationship	62
10.21	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	62
10.22	No Novation.	63
ARTICLE XI JOINT AND SEVERAL LIABILITY; SINGLE LOAN ACCOUNT	63
11.1	Joint and Several Liability	63
11.2	Primary Obligation; Waiver of Marshaling	63
11.3	Financial Condition of Borrowers	63
11.4	Continuing Liability	64
11.5	Additional Waivers	64
11.6	Settlements or Releases	65
11.7	No Election	66
11.8	Indefeasible Payment	66
11.9	Single Loan Account	66
11.10	Apportionment of Proceeds of Loans	66
11.11	Parent as Agent for Borrowers	66

Annexes, Exhibits and Schedules
Annex 1	Definitions and Construction
Annex 2	Closing Conditions

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Borrowing Base Certificate
Exhibit 1.5(b)	Form of Notice of Borrowing
Exhibit 1.9(a)-1	Form of Revolving Loans Note
Exhibit 1.9(a)-2	Form of Term Loan Note
Exhibit 5.3(d)	Form of Compliance Certificate
Exhibit 8.2(g)	Form of Tax Compliance Certificate

Schedule C	Commitments
Schedule L	Lenders; Lending Offices; Addresses for Notices
Schedule 4.1	Legal Status
Schedule 4.7	Litigation
Schedule 4.9(a)	Ownership of Parent.
Schedule 4.9(b)	Ownership of Subsidiaries
Schedule 4.12	Employee Benefits
Schedule 4.17	Environmental Disclosures
Schedule 4.19	Labor Matters
Schedule 4.20	Brokers
Schedule 4.21	Customer and Trade Relations
Schedule 4.22	Material Contracts
Schedule 6.2	Permitted Debt
Schedule 6.8	Permitted Investments

v

SUMMARY OF CREDIT TERMS
Credit Agreement Section	Credit Terms
Section 1.1 – Revolving Credit Commitments	See Schedule C
Section 1.1 – Revolving Loans Maturity Date	January 12, 2019
Section 1.2(a) – Term Loan Commitments	See Schedule C
Section 1.2(b) – Term Loans Amortization Payments	Loan Year Monthly Principal Payment
1 $198,333,.33
2 $198,333,.33
3 $198,333,.33
4 $198,333,.33
5 $373,333,.33
Section 1.2(b) – Term Loans Maturity Date	January 12, 2022

SUMMARY OF CREDIT TERMS - CONTINUED
Section 1.4(a)(i) – Prime Lending Rate for Revolving Loans	Prime Rate plus 1% (100 basis points)
Section 1.4(a)(ii) – Prime Lending Rate for the Term Loans	Prime Rate plus 1.5% (150 basis points)
Section 1.13(a)(i) – Revolving Credit Commitment Fee	$25,000 due on the Closing Date $12,500 due annually on each anniversary of the Closing Date until termination of the Revolving Credit Commitment
Section 1.13(a)(ii) – Term Loan Commitment Fee	$70,000
Section 2.1(a) – Letter of Credit Sublimit	$0
Section 6.15(a) – Fixed Charge Coverage Ratio	1.15:1.00
Section 6.15(b) – Asset Coverage Ratio	1.50:1.00
Section 6.15(c) – Senior Debt to Consolidated Adjusted EBITDA Ratio	2.60:1.00

AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 13, 2017, is entered into among Auxilio, Inc., a Nevada corporation ("Parent"), Auxilio Solutions, Inc., a California corporation ("Solutions"), Delphiis, Inc., a California corporation ("Delphiis"), and immediately upon the consummation of the Subject Transaction (defined below), CynergisTek, Inc., a  Texas corporation ("CynergisTek"), and one or more additional direct or indirect Subsidiaries hereafter acquired or formed, which become party to this Agreement by executing an Addendum (Parent, Solutions, Delphiis, CynergisTek and such other Subsidiaries are sometimes collectively referred to herein as "Borrowers" and each individually as a "Borrower"), the financial institutions from time to time parties hereto as Lenders, whether by execution hereof or an Assignment and Acceptance in accordance with Section 10.5(b), and Avidbank, a California banking corporation ("Avidbank"), in its capacity as contractual representative for itself and the other Lenders ("Agent").  Initially capitalized terms used in this Agreement have the meanings ascribed to such terms in Annex 1.  In addition, interpretation of UCC terms, accounting terms, and other matters of construction are set forth in Annex 1.
A. Parent and Solutions on the one hand and Avidbank on the other hand previously entered into that certain Loan and Security Agreement, dated as of April 19, 2012 (as amended to date, the "Original Credit Agreement"), pursuant to which Avidbank extended a term loan with an outstanding principal amount as of the date hereof of $1,374,999.95 and a revolving line of credit in an amount of up to $2,000,000;
B. Parent has advised Agent that Parent desires to acquire 100% of the Ownership Interests of CynergisTek pursuant to that certain Stock Purchase Agreement, dated as of even date herewith ("Purchase Agreement"), among Parent, CynergisTek, Dr. Michael G. Mathews ("Mathews") and Michael H. McMillan ("McMillan" and together with Mathews, "Sellers") (the "Subject Transaction").  The Subject Transaction is prohibited by Section 7.3 of the Original Credit Agreement.
C. Borrowers have requested that Lenders (1) consent to the Subject Transaction, and (2) provide additional financing in order to finance, in part, Parent's obligations under the Purchase Agreement
D. Agent and Lenders have agreed with such request in accordance with and subject to the terms and conditions of this Agreement and the Loan Documents.
E. In connection with the foregoing, the parties hereto hereby agree that CynergisTek shall automatically become a Borrower hereunder and under the Loan Documents on the Closing Date immediately upon consummation of the Subject Transaction (and not prior thereto), without further action required by any party.
F. In connection with the foregoing,  the parties hereto hereby agree that this Agreement and the Loan Documents shall amend and restate the Original Credit Agreement in its entirety, and continue the obligations incurred thereunder and evidenced thereby.
NOW THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

 LOAN FACILITIES
1.1 Revolving Loans.  Provided that no Event of Default or Default has occurred and is continuing, and subject to the other terms and conditions hereof, each Revolving Loans Lender shall severally make revolving loans ("Revolving Loans") to Borrowers, upon notice in accordance with Section 1.5(b), from the Closing Date up to but not including the Revolving Loans Maturity Date, the proceeds of which shall be used only for the purposes allowed in Section 6.1(a), subject to the following conditions and limitations:
(a) the aggregate principal amount of Revolving Loans outstanding made by any Revolving Loans Lender after giving effect to any proposed Borrowing plus such Revolving Loans Lender's Pro Rata Share of the Letter of Credit Usage on such date shall not exceed the amount of such Lender's Revolving Credit Commitment;
(b) the aggregate principal amount of Revolving Loans outstanding made by all Revolving Loans Lenders after giving effect to any proposed Borrowing of a Revolving Loan plus the Letter of Credit Usage on such date shall not exceed the lesser of (i) the Borrowing Base, or (ii) the aggregate Revolving Credit Commitments; and
(c) Borrowers shall not be permitted to borrow, and Revolving Loans Lenders shall not be obligated to make, any Revolving Loans to Borrowers, unless and until all of the conditions for a Borrowing set forth in Section 3.2 have been met to the satisfaction of Agent;
(d) if, at any time or for any reason, the amount of Revolving Loans outstanding plus the Letter of Credit Usage exceeds the lesser of (i) the Borrowing Base, or (ii) the aggregate Revolving Credit Commitments (an "Overadvance"), Borrowers shall immediately pay to Agent for the account of each Revolving Loans Lender, upon Agent's election and demand, in cash, the amount of such Overadvance to be used by Agent to repay outstanding Revolving Loans.
Borrowers may repay and, subject to the terms and conditions hereof, reborrow Revolving Loans. All such repayments shall be made to Agent for the account of each Revolving Loans Lender without penalty or premium.  Agent shall, promptly following its receipt thereof, distribute to each Revolving Loans Lender its Pro Rata Share (based upon the principal amounts outstanding) of all amounts received by Agent pursuant to this Section 1.1 for each such Revolving Loans Lender's respective account.  On the Revolving Loans Maturity Date, Borrowers shall pay to Agent for the account of each Revolving Loans Lender the entire unpaid principal balance of the Revolving Loans together with all accrued but unpaid interest thereon.
1.2 Term Loans.
(a) Term Loans.  Provided that no Event of Default or Default has occurred and is continuing, and subject to the other terms and conditions hereof, each Term Loan Lender shall severally make a term loan (each a "Term Loan" and collectively, the "Term Loans") to Borrowers, in an amount equal to each such Term Loan Lender's Term Loan Commitment, on the Closing Date, the proceeds of which shall only be used for the purposes allowed in Section 6.1(b).  Term Loan Lenders shall make the proceeds of the Term Loans available to Borrowers on the Closing Date by transferring same day funds pursuant to the Flow of Funds Agreement.
(b) Amortization.  Borrowers shall pay monthly principal reduction payments on the Term Loans, each in the amount set forth in Section 1.2(b) of the Summary of Credit Terms. Each such payment shall be due and payable on the 1st day of each month commencing February 1, 2017, and continuing on the first day of each succeeding month.  On the Term Loans Maturity Date, Borrowers shall pay to Agent for the account of each Term Loan Lender, the entire unpaid principal balance of the Term Loans together with all accrued but unpaid interest thereon.

(c) Prepayments.  Borrowers may prepay the Term Loans at any time, in whole or in part, without penalty or premium, except as otherwise required by Section 1.13(e).  All principal amounts so repaid or prepaid may not be reborrowed.  Administrative Borrower shall give Agent at least 3 Business Days' prior written notice of any prepayment, upon receipt of which, Agent shall promptly give notice to each Term Loan Lender.  Agent shall, promptly following its receipt of any payment or prepayment of the Term Loans, distribute to each Term Loan Lender its Pro Rata Share (based upon the principal amounts outstanding) of all amounts received by Agent pursuant to this Section 1.2(a) for each such Term Loan Lender's respective account.  All prepayments shall be applied toward scheduled principal reductions payments owing under Section 1.2(b) in inverse order of maturity.
1.3 Reserved.
1.4 Interest Rates; Payments of Interest.
(a) Interest Rates.
(i) Revolving Loans.  Subject to the terms and conditions hereof, all Revolving Loans shall bear interest at the Prime Lending Rate for Revolving Loans.
(ii) Term Loan.  Subject to the terms and conditions hereof, all Term Loans shall bear interest at the Prime Lending Rate for Term Loans.
(b) Default Rate.  Upon the occurrence and during the continuance of an Event of Default, in addition to and not in substitution of any of Agent's and Lenders' other rights and remedies with respect to such Event of Default, at the option of Agent and the Majority Lenders, the entire unpaid principal balance of the Loans shall bear interest at the otherwise applicable rate(s) plus 500 basis points.  In addition, at Agent's and Majority Lenders' option, interest, Expenses, the Fees, and other amounts due hereunder not paid when due shall, at the option of Agent and the Majority Lenders, bear interest at the Prime Lending Rate for Revolving Loans plus 500 basis points until such overdue payment is paid in full.
(c) Computation of Interest.  All computations of interest shall be calculated on the basis of a year of 360 days for the actual days elapsed.  In the event that the Prime Rate announced is, from time to time, changed, adjustment in the Prime Lending Rate shall be made as of 12:01 a.m. (Pacific time) on the effective date of the change in the Prime Rate.  Interest shall accrue from the Closing Date to the date of repayment of the Loans in accordance with the provisions of this Agreement; provided, however, if a Loan is repaid on the same day on which it is made, then 1 day's interest shall be paid on that Loan.  Any and all interest not paid when due, at the option of Agent and Majority Lenders, shall be added to the principal balance of the applicable Loan and shall bear interest thereafter as provided for in Section 1.4(b).
(d) Maximum Interest Rate.  Under no circumstances shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that any Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, FIRST, the Obligations, other than interest and Bank Product Obligations, in the inverse order of maturity, and SECOND, Bank Product Obligations, and the provisions hereof shall be deemed amended to provide for the highest permissible rate.  If there are no Obligations outstanding, the applicable Lenders shall refund to Borrowers such excess.

(e) Payments of Interest.  All accrued but unpaid interest on the Loans, calculated in accordance with this Section 1.4, shall be due and payable, in arrears, on each and every Interest Payment Date.
1.5 Notice of Borrowing Requirements; Funding by Lenders; Payments by Borrowers; Presumptions by Agent.
(a) Each Borrowing shall be made on a Business Day.
(b) Each Borrowing shall be made upon a Notice of Borrowing, given by email, facsimile or personal service, delivered to Agent at the address set forth in the Notice of Borrowing.  Agent shall be given such notice no later than 11:00 a.m. Pacific time on the Business Day on which such Borrowing is to be made.  Such notice shall state the amount and purpose thereof (subject to the provisions of Sections 1.1 and 1.2(b)).
(c) Agent shall give notice to each Revolving Loans Lender, promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Revolving Loans Lender's, share thereof.
(d) Each Revolving Loans Lender will make its Revolving Credit Commitment Percentage of each Revolving Loan Borrowing available to Agent for the account of Borrowers at Agent's office specified in Schedule L, or at such other office as Agent may designate in writing, by 1:00 p.m. on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to Agent.  Such borrowing will then be made available to Borrowers by Agent by crediting Borrowers' Account with the aggregate of the amounts made available to Agent by Revolving Loans Lenders, and in like funds as received by Agent.
(e) Unless Agent shall have received notice from a Lender 3 hours prior to the proposed time of any proposed Borrowing that such Lender will not make available to Agent such Lender's share of such Borrowing, Agent may assume that such Lender has made such share available on such date in accordance with Section 1.5(d) and may, in reliance upon such assumption, make available to Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Agent, then the applicable Lender and Borrowers severally agree to pay to Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers to but excluding the date of payment to Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrowers, the Prime Lending Rate for the applicable Loan.  If Borrowers and such Lender shall pay such interest to Agent for the same or an overlapping period, Agent shall promptly remit to Borrowers the amount of such interest paid by Borrowers for such period.  If such Lender pays its share of the applicable Borrowing to Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing.  Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender that shall have failed to make such payment to Agent.
(f) Unless Agent shall have received notice from Borrowers prior to the date on which any payment is due to Agent for the account of the Lenders or Issuers hereunder that Borrowers will not make such payment, Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or Issuers, as the case may be, the amount due.  In such event, if Borrowers have not in fact made such payment, then each of the Lenders or Issuers, as the case may be, severally agrees to repay to Agent forthwith on demand the amount so distributed to such Lender or Issuer, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.

1.6 Reserved.
1.7 Reserved.
1.8 Reserved.
1.9 Notes; Statements of Obligations.
(a) Borrowers agree that, upon the request to Agent by any Lender made on or prior to the Closing Date if and to the extent that such Lender has a Revolving Credit Commitment and/or Term Loan Commitment, as of the Closing Date, or in connection with any assignment pursuant to Section 10.5(b), to evidence such Lender's Loans, Borrowers will execute and deliver to such Lender a promissory note substantially in the form of Exhibit 1.9(a)-1 or Exhibit 1.9(a)-2, as applicable, with appropriate insertions as to makers, payee, date and principal amount, payable to the order of such Lender and in a principal amount equal to the sum of such Lender's Revolving Credit Commitment and/or Term Loan Commitment, as applicable. Each Note shall (x) be dated the Closing Date or the date of any assignment pursuant to Section 10.5(b), as applicable, (y) be payable as provided herein, and (z) provide for the payment of interest in accordance with Section 1.4.
(b) The Revolving Loans and Borrowers' obligation to repay the same shall be evidenced by the Revolving Loans Notes (as applicable), this Agreement and the books and records of Agent and the Revolving Loans Lenders.  The Term Loans and Borrowers' obligation to repay the same shall be evidenced by the Term Loan Notes (as applicable), this Agreement and the books and records of Agent and the Term Loans Lenders.
(c) Agent shall maintain the Register pursuant to Section 10.5(e), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to each Lender hereunder and (iii) both the amount of any sum received by Agent hereunder from Borrowers and each Lender's share thereof; provided, however, any failure by Agent to maintain the Register or any such subaccount with respect to any Loan or continuation, conversion or payment thereof shall not limit or otherwise affect Borrowers' obligations hereunder or under the Notes.
(d) Agent shall render monthly statements of the Loans to Borrowers, including statements of all principal and interest owing on the Loans, and all Fees and Expenses owing, and such statements shall be presumed to be correct and accurate and constitute an account stated between Borrowers and Lenders unless, within 30 days after receipt thereof by Borrowers, Administrative Borrower delivers to Agent, at the address specified in Section 10.1, with a copy for each Lender, written objection thereof specifying the error or errors, if any, contained in any such statement.
1.10 Holidays.  Any principal or interest in respect of the Loans which would otherwise become due on a day other than a Business Day, shall instead become due on the next succeeding Business Day and such adjustment shall be reflected in the computation of interest; provided, however, that in the event that such due date shall, subsequent to the specification thereof by Agent, for any reason no longer constitute a Business Day, Agent may change such specified due date in accordance with this Section 1.10.

1.11 Time and Place of Payments.
(a) All payments due hereunder shall be made available to Agent for the account of Lenders in immediately available Dollars, not later than 12:00 p.m., Pacific time, on the day of payment, to the following address or such other address as Agent may from time to time specify by notice to Borrowers:
Avidbank
400 Emerson Street
 Palo Alto, CA 94301
(b) Borrowers hereby authorize Agent to charge Borrowers' Account, or any other demand deposit account maintained by Borrowers with Agent, for the amount of any payment due or past due hereunder or under any Loan Document, for the full amount thereof.  Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable in cash by Borrowers.
(c) In addition, Borrowers hereby authorize each Revolving Loans Lender at its option, without prior notice to Borrowers, with Agent's prior written consent, to advance a Revolving Loan for any payment due or past due hereunder, including principal and interest owing on the Loans, the Fees and all Expenses, and to pay the proceeds of such Revolving Loan to Agent for application toward such due or past due payment.
1.12 Mandatory Principal Reductions.
(a) Dispositions.  Except as otherwise provided in Section 1.12(e), Borrowers shall pay to Agent for the account of the Lenders, on the 1st Business Day following Borrowers' receipt thereof, 100% of the Net Proceeds derived from each and all of its Dispositions other than Permitted Dispositions of the type described in clauses (b) and (h) of the definition thereof; provided, however, in accordance with Section 6.7, Borrowers shall not conduct or consummate any Dispositions other than Permitted Dispositions.  Agent shall apply such Net Proceeds in accordance with Section 1.12(f).
(b) Reserved.
(c) Issuance of Subordinate Debt and/or Ownership Interests.  Borrowers shall also pay to Agent for the account of Lenders 100% of the Net Proceeds from the issuance of any additional  (i) Subordinate Debt, and/or (ii) if an Event of Default has occurred and is continuing, Ownership Interests; provided that Borrowers shall not issue any additional Subordinate Debt or Ownership Interests, without (x) the prior written consent of Agent, (y) in the case of Subordinate Debt, execution and delivery of a Subordination Agreement with respect thereto, in form and substance satisfactory to Agent in its sole and absolute discretion, and (z) in the case of Ownership Interests, compliance with Section  5.10(a) of the Security Agreement.  Agent shall apply such Net Proceeds in accordance with Section 1.12(f).
(d) Extraordinary Receipts.  Except as otherwise provided in Section 1.12(e), Borrowers shall also pay to Agent for the account of the Lenders, on the first Business Day following Borrowers' receipt thereof, 100% of the proceeds from all Extraordinary Receipts in excess of $250,000 in the aggregate in any fiscal year; provided, that, upon the occurrence and during the continuance of an Event of Default, Borrower shall pay to Bank 100% of the proceeds from all Extraordinary Receipts. Agent shall apply such Extraordinary Receipts in accordance with Section 1.12(f).
(e) Reinvestment.  Notwithstanding the foregoing, if Borrowers shall deliver to Agent a certificate of an Authorized Officer to the effect that Borrowers intend to apply the Net Proceeds from a Disposition or Extraordinary Receipts (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds or Extraordinary Receipts, as applicable, to acquire Equipment or other tangible Assets to be used in the business of Borrowers, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this Section 1.12 in respect of the Net Proceeds or Extraordinary Receipts, as applicable, specified in such certificate; provided that to the extent of any such Net Proceeds or Extraordinary Receipts, as applicable, that have not been so applied by the end of such 180 day period, a prepayment shall be required in an amount equal to such Net Proceeds or Extraordinary Receipts, as applicable, that have not been so applied.

(f) Application of Net Proceeds, Extraordinary Receipts.  Except as otherwise required under Section 7.3, all Net Proceeds and Extraordinary Receipts received by Agent pursuant to this Section 1.12 shall be applied:
(i) FIRST toward principal payments owing on the Term Loans in inverse order of maturity until paid in full, and
(ii) SECOND toward outstanding Revolving Loans until paid in full.
1.13 Fees.
(a) Borrowers shall pay to Agent (i) for the ratable account of the Revolving Loans Lenders a fee (the "Revolving Credit Commitment Fee") in the amount set forth in Section 1.13(a)(i) of the Summary of Credit Terms, and (ii) for the ratable account of the Term Loan Lenders a fee (the "Term Loan Commitment Fee") in the amount set forth in Section 1.13(a)(ii) of the Summary of Credit Terms.  The Revolving Credit Commitment Fee and the Term Loan Commitment Fee shall be fully earned and nonrefundable, and shall be due and payable on the Closing Date.
(b) Reserved.
(c) If any payment due hereunder, whether for principal, interest, or otherwise, is not paid on or before the 10th day after the date such payment is due, in addition to and not in substitution of any of Agent's and Lenders' other rights and remedies with respect to such nonpayment, Borrowers shall pay to Agent for the account of the applicable Lenders a late payment fee (the "Late Payment Fee") equal to 5% of the amount of such overdue payment.  The Late Payment Fee shall be due and payable on the 11th day after the due date of the overdue payment with respect thereto.
(d) Reserved.
(e) If, prior to January 13, 2018, (i) Bank terminates the Revolving Credit Commitment following an Event of Default, or (ii) Borrowers prepay the Term Loan, or (iii) Borrowers terminate the Revolving Credit Commitment, then Borrowers shall pay to Bank, as liquidated damages, (x) a termination fee in an amount equal to 0.50% of the Revolving Credit Commitment in effect immediately prior to such termination, and (y) a prepayment fee in an amount equal to 0.50% of the outstanding principal balance of the Term Loan immediately prior to such prepayment (collectively, the "Prepayment Fee").  The Prepayment Fee shall be due and payable concurrent with any termination of any Commitment, and concurrent with any prepayment of the Term Loan.
1.14 Protective Advances.
(a) Borrowers and Lenders hereby authorize Agent, from time to time in Agent's sole discretion, (A) after the occurrence and during the continuance of an Event of Default or Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 3.2 are not satisfied, to make Revolving Loans to Borrowers  on behalf of the Revolving Loans Lenders in an aggregate amount not to exceed 20% of the aggregate Revolving Credit Commitments that Agent, in its Permitted Discretion deems necessary (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of repayment of the Obligations, or (3) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement and/or any Loan Document, including Expenses (any of the Revolving Loans described in this Section 1.14 shall be referred to as "Protective Advances").  Each Protective Advance shall be deemed to be a Revolving Loan hereunder. The Protective Advances shall be repayable on demand, secured by the Collateral, constitute Obligations hereunder, and bear interest at the Prime Lending Rate.  The provisions of this Section 1.14 are for the exclusive benefit of Agent and are not intended to benefit Borrowers in any way.

(b) Each Revolving Loans Lender shall be obligated to settle with Agent as provided in Section 1.15 for the amount of such Revolving Loans Lender's Pro Rata Share of any Protective Advances by Agent reported to such Revolving Loans Lender.
1.15 Settlement.  Agent and the other Revolving Loans Lenders agree (which agreement shall not be for the benefit of Borrowers) that settlement among the Revolving Loans Lenders as to the Protective Advances shall take place on each Settlement Date in accordance with the following provisions:
(a) Agent shall request settlement ("Settlement") with the Revolving Loans Lenders on a daily basis, or on a more frequent basis if so determined by Agent, for itself, with respect to the outstanding Revolving Loans (to the extent not yet settled with the Revolving Loans Lenders) and Protective Advances by notifying the Revolving Loans Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. on the Business Day immediately prior to the date of the requested Settlement Date.  Such notice of a Settlement Date shall include a summary statement of the amount of Revolving Loans and/or Protective Advances made by Agent for the period since the prior Settlement Date.  Subject to the terms and conditions contained herein:  (x) if a Revolving Loans Lender's balance of the Revolving Loans (including Protective Advances) exceeds such Revolving Loans Lender's Pro Rata Share of the Revolving Loans (including Protective Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. on the Settlement Date, transfer in immediately available funds to a deposit account of such Revolving Loans Lender (as such Revolving Loans Lender may designate), an amount such that each such Revolving Loans Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Protective Advances), and (y) if a Revolving Loan Lender's balance of the Revolving Loans (including Protective Advances) is less than such Revolving Loans Lender's Pro Rata Share of the Revolving Loans (including and Protective Advances) as of a Settlement Date, such Revolving Loans Lender shall no later than 12:00 p.m. on the Settlement Date transfer in immediately available funds to Agent, an amount such that each such Revolving Loans Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Protective Advances). If any such amount is not made available to Agent by any Revolving Loans Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Revolving Loans Lender together with interest thereon at the Defaulting Lender Rate.
(b) In determining whether a Revolving Loans Lender's balance of the Revolving Loans and Protective Advances is less than, equal to, or greater than such Revolving Loans Lender's Pro Rata Share of the Revolving Loans and Protective Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Revolving Loans Lenders hereunder, and proceeds of Collateral.  To the extent that a net amount is owed to any such Revolving Loans Lender after such application, such net amount shall be distributed by Agent to that Revolving Loans Lender as part of such next Settlement.
1.16 Notation. Agent shall record on its books the principal amount of the Revolving Loans owing to each Revolving Loans Lender, including Protective Advances owing to Agent, and the interests therein of each Revolving Loans Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate.

1.17 Defaulting Lenders.
(a) Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i) Waivers and Amendments.  Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders and Section 10.4(d).
(ii) Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by Agent from a Defaulting Lender pursuant to Section 1.18 shall be applied at such time or times as may be determined by Agent as follows:
FIRST, to the payment of any amounts owing by such Defaulting Lender to Agent hereunder;
SECOND, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuer hereunder;
THIRD, to Cash Collateralize Issuers' Fronting Exposure with respect to such Defaulting Lender in accordance with Section 1.19;
FOURTH, as Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Agent;
FIFTH, if so determined by Agent and Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender's potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize Issuers' future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 1.19;
SIXTH, to the payment of any amounts owing to the Lenders or Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuers against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement;
SEVENTH, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrowers as a result of any judgment of a court of competent jurisdiction obtained by Borrowers against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and
EIGHTH, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction;
provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the applicable Commitment without giving effect to Section 1.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 1.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.
(A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B) Each Defaulting Lender shall be entitled to receive Documentary Letter of Credit Fees or Standby Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 1.19.
(C) With respect to any Commitment Fee, Documentary Letter of Credit Fees or Standby Letter of Credit Fees not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender's participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuer's Lender's Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv) Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender's participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender's Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless Borrowers shall have otherwise notified Agent at such time, Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender's Revolving Credit Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender's increased exposure following such reallocation.
(v) Cash Collateral.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law Cash Collateralize Issuers' Fronting Exposure in accordance with the procedures set forth in Section 1.19.
(b) Defaulting Lender Cure.  If Borrowers, Agent and each Issuer agree in writing that a Lender is no longer a Defaulting Lender, Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the applicable Commitment (without giving effect to Section 1.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.

(c) New Letters of Credit.  So long as any Lender is a Defaulting Lender, no Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
1.18 Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each Issuer, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such Issuer or any such Affiliate, to or for the credit or the account of Borrowers or any other Loan Party against any and all of the obligations of Borrowers or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuer or their respective Affiliates, irrespective of whether or not such Lender, Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Agent for further application in accordance with the provisions of Section 1.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Agent, Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuer or their respective Affiliates may have.  Each Lender and Issuer agrees to notify Borrowers and Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
1.19 Cash Collateral.  At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of Agent or any Issuer (with a copy to Agent) Borrowers shall Cash Collateralize Issuers' Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 1.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(a) Grant of Security Interest.  Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to Agent, for the benefit of Issuers, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders' obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (b) below.  If at any time Agent determines that Cash Collateral is subject to any right or claim of any Person other than Agent and Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrowers will, promptly upon demand by Agent, pay or provide to Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(b) Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 1.19 or Section 1.17 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender's obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c) Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuer's Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 1.19 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by Agent and each Issuer that there exists excess Cash Collateral; provided that, subject to Section 1.17 the Person providing Cash Collateral and each Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by Borrowers, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
1.20 Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(b) the provisions of this paragraph shall not be construed to apply to (x) any payment made by Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to Borrowers or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrowers in the amount of such participation.
1.21 Termination and Reduction of Commitments.
(a) Revolving Credit Commitments.  The Revolving Credit Commitments shall terminate on the Revolving Loans Maturity Date.  Borrowers may terminate or permanently reduce all or any portion of the Revolving Credit Commitments at any time, upon 3 Business Days' written notice to Agent.  In the event of any reduction of the Revolving Credit Commitments, Borrowers shall, concurrent with such reduction, pay to Agent for the account of the Revolving Loans Lenders in immediately available funds the amount by which the aggregate outstanding principal balance of Revolving Loans plus the Letter of Credit Usage exceeds the lesser of (a) the Revolving Credit Commitments as so reduced, or the Borrowing Base, plus all accrued interest on such amount.   In the event of any termination of the Revolving Credit Commitments, Borrowers shall, concurrent with such termination, pay to Agent for the ratable account of Revolving Loans Lenders, in immediately available funds, the entire outstanding balance of the Obligations (other than (i) L/C Obligations and Bank Product Obligations that have been Cash Collateralized, and (ii) inchoate indemnification obligations). Once reduced, the Revolving Credit Commitments may not be increased.  Each such reduction of the Revolving Credit Commitments shall reduce the Revolving Credit Commitments of each Revolving Loans Lender proportionately in accordance with its Pro Rata Share thereof.

(b) Term Loan Commitments.  The Term Loan Commitments shall terminate upon the making of the Term Loan.
1.22 Collections From Account Debtors; Credit Card Receivables.
(a) Lockbox.  Borrowers shall maintain the Lockbox at all times.  Borrowers shall instruct all Account Debtors to make payments either directly to the Lockbox for deposit by Agent directly to the Bancontrol Account, or instruct them to deliver such payments to Bank by wire transfer, ACH, or other means as Agent may direct for deposit to the Lockbox or Bancontrol Account or for direct application to reduce the outstanding Loans.  If Borrowers receive a payment of the Proceeds of Collateral directly, Borrowers will promptly deposit the payment or Proceeds into the Bancontrol Account. Until so deposited, Borrowers will hold all such payments and Proceeds in trust for Lenders without commingling with other funds or property.
(b) Crediting Payments.  Unless otherwise agreed between Borrowers and Agent and Majority Lenders, each payment shall be deposited into Borrowers' Account on the first Business Day following the Business Day of deposit to the Bancontrol Account of immediately available funds or other receipt of immediately available funds by Bank; provided such payment is received in accordance with Agent's usual and customary practices as in effect from time to time; provided further that If an Event of Default has occurred and is continuing, at Agent's and Majority Lenders' option, in their sole and absolute discretion, Agent shall apply all amounts that are deposited into the Bancontrol Account in immediately available funds against the Obligations in such order as Agent and Majority Lenders shall determine in its sole discretion.
(c) Credit Card Receivables.  Borrowers shall cause all cash, Credit Card Receivables and other Proceeds of Collateral to be deposited into the Bancontrol Account on a daily basis.  If Borrowers receive any cash, Credit Card Receivables, or Proceeds of Collateral directly, Borrowers will promptly deposit such cash, Credit Card Receivables, or Proceeds into the Bancontrol Account. Until so deposited, Borrowers will hold all such cash, Credit Card Receivables, or Proceeds in trust for Lenders without commingling with other funds or property.  All amounts deposited into the Bancontrol Account shall immediately become the property of Agent for the ratable benefit of Lenders.
(d) Credit Card Direction Letters.  Borrowers shall deliver to Agent a duly executed Credit Card Direction Letter from each of its Credit Card Issuers and Merchant Payment Processors, (i) on or before the Closing Date, with respect to those Credit Card Issuers and Merchant Payment Processors under contract with Borrowers on the Closing Date, and (ii) on or before entering into any agreement with all future Credit Card Issuers and Merchant Payment Processors.
ARTICLE II

 LETTERS OF CREDIT
2.1 Letters of Credit.
(a) Provided that no Event of Default or Default is continuing and subject to the other terms and conditions hereof, each Issuer agrees to issue letters of credit ("Letters of Credit") for the account of Borrowers in such form as may be approved from time to time by Issuer, subject to the following limitations:
(i) The face amount of the Letter of Credit if and when issued must not cause the sum of the aggregate principal amount outstanding of all Revolving Loans plus the Letter of Credit Usage to exceed the lesser of (i) the Borrowing Base, or (ii) the aggregate Revolving Credit Commitments;

(ii) The face amount of the Letter of Credit if and when issued must not cause the Letter of Credit Usage to exceed the Letter of Credit Sublimit;
(iii) The Letter of Credit may not have an expiry date or draw period which extends beyond the date which is 30 days prior to the Revolving Loans Maturity Date; and
(iv) The conditions specified in Section 3.2 shall have been satisfied on the date of issuance of such Letter of Credit.
(b) Each Letter of Credit shall (i) be denominated in Dollars, and (ii) be a standby or documentary letter of credit issued to support obligations of Borrowers or any Subsidiary, contingent or otherwise, to finance the working capital and business needs of Borrowers or such Subsidiary in the ordinary course of business.
(c) Each Letter of Credit shall be subject to the Uniform Customs or the ISP, as determined by the applicable Issuer, in its Permitted Discretion, and, to the extent not inconsistent therewith, the laws of the State of California.
(d) No Issuer shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuer or any L/C Participant to exceed any limits imposed by its organizational or governing documents or by any Applicable Law or determination of an arbitrator or a court or other Governmental Authority to which such Issuer or such L/C Participant is subject.
2.2 Procedure for Issuance of Letters of Credit.  Borrowers may request that an Issuer issue a Letter of Credit at any time prior to the date which is 30 days prior to the Revolving Loans Maturity Date by delivering to Agent a Letter of Credit Application at its address for notices specified herein therefor, completed to the satisfaction of the applicable Issuer, together with such other certificates, documents and other papers and information as such Issuer may request.  Upon receipt of any Letter of Credit Application, the applicable Issuer will process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuer be required to issue any Letter of Credit earlier than 3 Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuer and Borrowers.  The applicable Issuer shall furnish a copy of such Letter of Credit to Borrowers promptly following the issuance thereof.
2.3 Fees, Commissions and Other Charges.
(a) With respect to each and every standby Letter of Credit, Borrowers shall pay to Agent, for the ratable account of Issuers and the L/C Participants, a fee in an amount equal to the face amount of such standby Letter of Credit times 4% per annum, pro-rated for the tenor of such standby Letter of Credit on the basis of a year of 360 days (the "Standby Letter of Credit Fee").  The Standby Letter of Credit Fee shall be due and payable upon issuance of the applicable standby Letter of Credit, and if applicable, upon each renewal thereof.
(b) With respect to each and every documentary Letter of Credit, Borrowers shall pay to Agent, for the ratable account of Issuers and the L/C Participants, a fee in an amount equal to the greater of (i) the product of (x) the face amount of such documentary Letter of Credit times (y) 0.125%, or (ii) $125, pro-rated for the tenor of such documentary Letter of Credit on the basis of a year of 360 days (the "Documentary Letter of Credit Fee").  The Documentary Letter of Credit Fee shall be due and payable upon issuance of the applicable documentary Letter of Credit, and if applicable, upon each renewal thereof.

(c) Borrowers shall pay to each Issuer, for its own account, a fee ("Fronting Fee") in an amount equal to the Letter of Credit Usage solely with respect to the Letters of Credit issued by such Issuer, times 0.125% per annum.  The Fronting Fee shall begin to accrue on the upon issuance of each Letter of Credit and shall be due and payable, in arrears, on the first day of each and every April, July, October and January, while any Letter of Credit is outstanding.  The Fronting Fee shall be calculated on the basis of a year of 360 days for the actual days elapsed.
(d) In addition to the foregoing, Borrowers shall pay or reimburse the applicable Issuer for such normal and customary costs and expenses as are reasonably incurred or charged by such Issuer in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.
(e) Agent shall, promptly following its receipt thereof, distribute to the applicable Issuer and the L/C Participants all fees received by Agent for their respective accounts pursuant to this Section 2.3.
2.4 L/C Participations.
(a) Each Issuer irrevocably agrees to grant and hereby grants to each L/C Participant and, to induce such Issuer to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuer, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage from time to time in effect in such Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by such Issuer thereunder.  Each L/C Participant unconditionally and irrevocably agrees with each Issuer that, if a draft is paid under any Letter of Credit for which such Issuer is not reimbursed in full by Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuer upon demand at such Issuer's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; provided that, if such demand is made prior to 10:00 a.m. on a Business Day, such L/C Participant shall make such payment to such Issuer prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.
(b) If any amount required to be paid by any L/C Participant to any Issuer pursuant to Section 2.4(a) in respect of any unreimbursed portion of any payment made by such Issuer under any Letter of Credit is paid to such Issuer within three (3) Business Days after the date such payment is due, such L/C Participant shall pay to such Issuer on demand an amount equal to the product of (i) such amount, times (ii) the daily average Prime Lending Rate for Revolving Loans, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuer, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.  If any such amount required to be paid by any L/C Participant pursuant to Section 2.4(a) is not made available to such Issuer by such L/C Participant within three (3) Business Days after the date such payment is due, such Issuer shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Prime Lending Rate for Revolving Loans hereunder.  A certificate of any Issuer submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.
(c) Whenever, at any time after the applicable Issuer has made payment under any Letter of Credit and has received from any L/C Participant its Pro Rata Share of such payment in accordance with Section 2.4(a), such Issuer receives any payment related to such Letter of Credit (whether directly from Borrowers or otherwise, including proceeds of collateral applied thereto by such Issuer), or any payment of interest on account thereof, such Issuer will, if such payment is received prior to 10:00 a.m. on a Business Day, distribute to such L/C Participant its Pro Rata Share thereof prior to the end of such Business Day and otherwise such Issuer will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by any Issuer shall be required to be returned by such Issuer, such L/C Participant shall return to such Issuer the portion thereof previously distributed by such Issuer to it.

2.5 Reimbursement Obligations.
(a) Borrowers shall reimburse the applicable Issuer on the same Business Day on which a draft is presented under any Letter of Credit and paid by such Issuer, provided that such Issuer provides notice to Administrative Borrower prior to 11:00 a.m., Pacific time, on such Business Day and otherwise Borrowers shall reimburse such Issuer on the next succeeding Business Day; provided, further, that the failure to provide such notice shall not affect Borrowers' absolute and unconditional obligation to reimburse the applicable Issuer when required hereunder for any draft paid under any Letter of Credit.  The applicable Issuer shall provide notice to Administrative Borrower on such Business Day as a draft is presented and paid by such Issuer indicating the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuer in connection with such payment.  Each such payment shall be made to such Issuer at its address specified on the signature pages hereof in Dollars and in immediately available funds.
(b) Interest shall be payable on any and all amounts remaining unpaid by Borrowers under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Revolving Loans, subject to Section 1.4(b), if applicable.
(c) Each drawing under any Letter of Credit shall constitute a request by Borrowers to Agent for a Borrowing of a Revolving Loan.  The date of such drawing shall be deemed the date on which such Borrowing is made.
2.6 Obligations Absolute.
(a) Borrowers' obligations under this Article II shall be absolute and unconditional under any and all circumstances and irrespective of any set‑off, counterclaim or defense to payment which Borrowers may have or have had against the applicable Issuer, any L/C Participant, or any beneficiary of a Letter of Credit.
(b) Borrowers agree with the applicable Issuer that Borrowers' Reimbursement Obligations under Section 2.5 shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of Borrowers against the beneficiary of such Letter of Credit or any such transferee.
(c) Neither any Issuer nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuer's or such L/C Participant's gross negligence or willful misconduct.
(d) Borrowers agree that any action taken or omitted by the applicable Issuer under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC, shall be binding on Borrowers and shall not result in any liability of such Issuer or L/C Participant to Borrowers.
2.7 Letter of Credit Payments.  If any draft shall be presented for payment under any Letter of Credit, the responsibility of the applicable Issuer to Borrowers in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.  In determining whether to pay under any Letter of Credit, only the applicable Issuer shall be responsible for determining that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.8 Outstanding Letters of Credit Following Event of Default or on the Revolving Loans Maturity Date.
(a) With respect to all Letters of Credit outstanding upon the occurrence and during the continuance of an Event of Default, upon notice from Agent, Borrowers shall either (i) replace such Letters of Credit, whereupon such Letters of Credit shall be canceled, with letters of credit issued by another issuer acceptable to the beneficiary of such Letter of Credit, or (ii) Cash Collateralize such Letters of Credit for so long as such Letters of Credit remain outstanding during the continuance of such Event of Default.
(b) With respect to all Letters of Credit outstanding on the Revolving Loans Maturity Date, Borrowers shall either (i) replace such Letters of Credit, whereupon such Letters of Credit shall be canceled, with letters of credit issued by another issuer acceptable to the beneficiary of such Letter of Credit, or (ii) Cash Collateralize such Letters of Credit until such time as no Letters of Credit remain outstanding, all draw periods with respect to all Letters of Credit have expired, and all Reimbursement Obligations with respect thereto have been paid in full in cash.
(c) Each Borrower hereby grants to Agent, for the benefit of each Issuer and the L/C Participants, a security interest in all cash collateral provided pursuant to Sections 2.8(a) and (b) to secure the Obligations.  Amounts held in such cash collateral account shall be applied by Agent to the payment of drafts drawn under such Letters of Credit and the payment of customary costs and expenses charged or incurred by the applicable Issuer in connection therewith, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations.  After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations shall have been paid in full in cash, and the obligations of Agent and Lenders hereunder have terminated, the balance, if any, in such cash collateral account shall be returned to Borrowers.  Borrowers shall execute and deliver to Agent, for the account of each Issuer and the L/C Participants, such further documents and instruments as Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.
2.9 Letter of Credit Applications.  In the event of any conflict between the terms of this Article II and the terms of any Letter of Credit Application, the terms of such Letter of Credit Application shall govern and control any such conflict.
ARTICLE III

 CONDITIONS TO CLOSING
3.1 Conditions to Initial Loans or Letter of Credit.  Each Lender's obligation to make the initial Loans and/or each Issuer's obligation to issue the initial Letter of Credit is subject to and contingent upon the fulfillment of each of the conditions set forth in Annex 2 to the satisfaction of Agent and its counsel.
3.2 Conditions to all Loans and Letters of Credit.  Each Lender's obligation hereunder to make any Loans (including the initial Loans), and/or each Issuer's obligation to issue any Letters of Credit (including the initial Letter of Credit), is further subject to and contingent upon the fulfillment of each of the following conditions to the satisfaction of Agent:

(a) (i) in the case of a Borrowing of a Revolving Loan, receipt by Agent of notice as required by Section 1.5(b), and (ii) in the case of a Letter of Credit, receipt by Agent of a Letter of Credit Application and the other papers and information required under Section 2.2;
(b) the fact that, immediately before and after such Borrowing or issuance of Letter of Credit, as the case may be, no Event of Default or Default shall have occurred or be continuing; and
(c) the fact that the representations and warranties of Loan Parties contained in the Loan Documents shall be true and correct on and as of the date of such Borrowing, or issuance of Letter of Credit, as the case may be.
3.3 Conditions Subsequent to all Loans and Letters of Credit.  Each Lender's obligation hereunder to make any Loans to Borrowers, and each Issuer's obligation to issue any Letters of Credit, is further subject to and contingent upon the fulfillment of the following conditions subsequent to the satisfaction of Agent:
(a) On or before January 27, 2017, Agent shall have received Solutions' and  Delphiis' Articles of Incorporation, and all amendments thereto, certified by the applicable Secretary of State and dated a recent date prior to January 20, 2017;
(b) On or before January 27, 2017, Agent shall have received certificates of foreign qualification and good standing for Parent and CynergisTek showing that each such Borrower is in good standing under the laws of the state of California;
(c) On or before February 12, 2017, Agent shall have received a Collateral Access Agreement covering the premises located at 11410 Jollyville Road, Suite 2201, Austin, Texas 78759, duly executed by the landlord thereof and in form and substance satisfactory to Agent; and
(d) On or before April 12, 2017, Agent shall have received satisfactory evidence that all tax Liens filed against any Borrower's Assets shall have been duly released of record;
In the event that Borrowers shall fail to fulfill any or all of the conditions subsequent set forth in this Section 3.3 on or before the applicable due date indicated above to the satisfaction of Agent, in its sole and absolute discretion, each such failure shall constitute a separate and independent Event of Default.
ARTICLE IV

 REPRESENTATIONS AND WARRANTIES
In order to induce Lenders and Issuers to enter into this Agreement and to make Loans and/or issue any Letters of Credit, Borrowers represent and warrant to Agent, Lenders and Issuers that on the Closing Date and on the date of each Borrowing or issuance of a Letter of Credit:
4.1 Legal Status.  Each Corporate Loan Party is the type of organization indicated in Schedule 4.1, and is duly organized and existing under the laws of the state of its organization, as indicated in Schedule 4.1.  Each Corporate Loan Party has the power and authority to own its own Assets and to transact the business in which it is engaged, and is properly licensed, qualified to do business and in good standing in every jurisdiction in which it is doing business where failure to so qualify would reasonably be expected to have a Material Adverse Effect, as set forth in Schedule 4.1.  Each Corporate Loan Party has delivered to Agent or Agent's counsel accurate and complete copies of its Governing Documents which are operative and in effect as of the Closing Date.

4.2 No Violation; Compliance.  The execution, delivery and performance of the Loan Documents and the Purchase Documents to which each Corporate Loan Party is a party, and the consummation of the transactions contemplated hereby and thereby, are within such Corporate Loan Party's powers, are not in conflict with the terms of the Governing Documents of such Corporate Loan Party, and do not result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which such Corporate Loan Party is a party or by which such Corporate Loan Party is bound or affected, which breach or default would reasonably be expected to have a Material Adverse Effect.  There is no law, rule or regulation (including Regulations T, U and X of the Federal Reserve Board), nor is there any judgment, decree or order of any court or Governmental Authority binding on any Corporate Loan Party which would be contravened by the execution, delivery, performance or enforcement of the Loan Documents and the Purchase Documents to which any Corporate Loan Party is a party.
4.3 Authorization; Enforceability.  Each Corporate Loan Party has taken all corporate, partnership or limited liability company, as applicable, action necessary to authorize the execution and delivery of the Loan Documents and the Purchase Documents to which such Corporate Loan Party is a party, and the consummation of the transactions contemplated hereby and thereby.  Upon their execution and delivery in accordance with the terms hereof, the Loan Documents and the Purchase Documents to which each Loan Party is a party will constitute legal, valid and binding agreements and obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors' rights generally.
4.4 Approvals; Consents.  No approval, consent, exemption or other action by, or notice to or filing with, any Governmental Authority is necessary in connection with the execution, delivery, performance or enforcement of the Loan Documents or the Purchase Documents except those that have been obtained or which the failure to obtain would not reasonably be expected to have a Material Adverse Effect.  All requisite Governmental Authorities and third parties have approved or consented to the transactions contemplated by the Loan Documents and the Purchase Documents, and all applicable waiting periods have expired, to the extent the failure to obtain such approval or consent, or satisfy such waiting period, would reasonably be likely to have a Material Adverse Effect, and all applicable waiting periods have expired and there is no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on the transactions contemplated by the Loan Documents and/or the Purchase Documents.
4.5 Liens.  To the Knowledge of Borrowers, each Corporate Loan Party and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its Assets, free and clear of all Liens or rights of others, except for Permitted Liens.
4.6 Debt.  Each Corporate Loan Party and each of its Subsidiaries has no Debt other than Permitted Debt.
4.7 Litigation.  Except as set forth in Schedule 4.7, there are no suits, proceedings, claims or disputes pending or, to the Knowledge of Borrowers, threatened, against or affecting any Loan Party or any of any Loan Party's Assets, or any Subsidiary or any of such Subsidiary's Assets, that (a) seek damages in excess of $125,000 or where the amount of damages is undetermined or not stated, which are not fully covered by applicable insurance, and as to which no reservation of rights has been taken by the insurer thereunder, or (b) seek injunctive relief.  No Loan Party or any of any Loan Party's Assets, or any Subsidiary or any of such Subsidiary's Assets, is subject to any injunction, writ, temporary restraining order or any other order of any court or other Governmental Authority.
4.8 No Default. To the Knowledge of Borrowers, no Event of Default or Default has occurred and is continuing or would result from the incurring of obligations by any Loan Party or any Subsidiary under this Agreement or the Loan Documents.

4.9 Capitalization.
(a) Set forth on Schedule 4.9(a) is a complete and accurate list showing the number of shares of each class of Ownership Interests of Parent authorized, the number outstanding, and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by each Owner of Parent (except for any such Ownership Interests that are publicly-traded).  Except as set forth on Schedule 4.9(a), all of the outstanding Ownership Interests of Parent have been validly issued, are fully paid and non-assessable, and are owned by the Owner indicated on Schedule 4.9(a), free and clear of all Liens (other than Permitted Liens), options, warrants, rights of conversion or purchase or any similar rights. Except as set forth on Schedule 4.9(a), neither Parent nor any Owner of Parent is a party to, or has Knowledge of, any agreement restricting the transfer or hypothecation of any Ownership Interests of Parent.
(b) Set forth on Schedule 4.9(b) is a complete and accurate list showing all Subsidiaries of Parent and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares of each class of Ownership Interests authorized (if applicable), the number outstanding, and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by its Owner(s). Except as set forth on Schedule 4.9(b), all of the outstanding Ownership Interests of each Subsidiary of Parent owned (directly or indirectly) by Parent have been validly issued, are fully paid and non-assessable (to the extent applicable) and are owned by Parent or a Subsidiary of Parent, free and clear of all Liens (other than Permitted Liens), options, warrants, rights of conversion or purchase or any similar rights. Except as set forth on Schedule 4.9(b), neither Parent nor any such Subsidiary of Parent is a party to, or has Knowledge of, any agreement restricting the transfer or hypothecation of any Ownership Interests of any such Subsidiary, other than the Loan Documents.  Neither Parent nor any Subsidiary of Parent owns or holds, directly or indirectly, any Ownership Interests of any Person other than such Subsidiaries and Permitted Investments.
4.10 Taxes.  All tax returns required to be filed by each Corporate Loan Party and each of its Subsidiaries in any jurisdiction have in fact been filed, except for such tax returns where the failure to file would not reasonably be expected to have a Material Adverse Effect.  All material taxes, assessments, fees and other governmental charges upon each Corporate Loan Party and each of its Subsidiaries or upon any of their Assets, income or franchises, which are due and payable have been paid, other than such taxes, assessments, fees and other governmental charges being contested in good faith by appropriate proceedings, and for which adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of such contest or nonpayment, no property is subject to a material risk of loss or forfeiture.  The provisions for taxes on the books of each Corporate Loan Party and each of its Subsidiaries are adequate for all open years, and for each Corporate Loan Party's and each of its Subsidiaries current fiscal period.
4.11 Correctness of Financial Statements; No Material Adverse Change. Borrowers' audited Financial Statements as of the Fiscal Year ended December 31, 2015, and Borrowers' internally-prepared Financial Statements for the Fiscal Quarter ended September 30, 2016, and all other information and data furnished by Borrowers to Agent in connection therewith, taken as a whole, are complete and correct in all material respects, and accurately and fairly present the financial condition and results of operations of Borrowers in all material respects as of their respective dates.  Any forecasts of future financial performance delivered by Borrowers to Agent have been made in good faith and are based on reasonable assumptions and investigations by Borrowers. All Financial Statements have been prepared in accordance with GAAP, subject to normal year-end adjustments and absence of footnotes in the case of monthly and quarterly Financial Statements.  Since the date of the such Financial Statements, there has been no change in any Loan Party's financial condition or results of operations, taken as a whole, sufficient to have a Material Adverse Effect.  No Loan Party has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such Financial Statements.

4.12 Employee Benefits.
(a) Except as set forth on Schedule 4.12, no Loan Party, none of its Subsidiaries, nor any of their respective ERISA Affiliates maintains or contributes to any Employee Benefit Plan.
(b) To the Knowledge of each Loan Party and the ERISA Affiliates, each Loan Party and each of the ERISA Affiliates has complied in all material respects with ERISA, the IRC and all applicable laws regarding each Employee Benefit Plan.
(c) To the Knowledge of each Loan Party and the ERISA Affiliates, each Employee Benefit Plan is, and has been, maintained in substantial compliance with ERISA, the IRC, all applicable laws and the terms of each such Employee Benefit Plan.
(d) Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service or an application for such letter is currently being processed by the Internal Revenue Service.  To the Knowledge of each Loan Party and the ERISA Affiliates after due inquiry, nothing has occurred which would prevent, or cause the loss of, such qualification.
(e) No liability to the PBGC (other than for the payment of current premiums which are not past due) by any Loan Party or ERISA Affiliate has been incurred or is expected by any Loan Party or ERISA Affiliate to be incurred with respect to any Pension Plan.
(f) No Notification Event exists or has occurred in the past 6 years.
(g) No Loan Party or ERISA Affiliate sponsors, maintains, or contributes to any Employee Benefit Plan, including, without limitation, any such plan maintained to provide benefits to former employees of such entities that may not be terminated by any Loan Party or ERISA Affiliate in its sole discretion at any time without material liability.
(h) No Loan Party or ERISA Affiliate has provided any security under Section 436 of the IRC.
4.13 Full Disclosure.  Each Loan Party has disclosed to Agent and Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.  All information furnished in writing by or on behalf of any Loan Party and delivered to Agent and Lenders in connection with this Agreement or the consummation of the transactions contemplated hereunder or thereunder (such information taken as a whole) does not, as of the time of delivery of such information, knowingly contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made (excluding projections made by Borrowers in good faith and used by Borrowers internally which are forwarded to Agent and Lenders for which Borrowers may represent and warrant that the same were prepared in good faith on the basis of information and estimates that Borrowers believed to be reasonable at the time made, and such projections do not constitute a representation or warranty that the results set forth therewith be met; it being acknowledged and agreed by Agent and Lenders that uncertainty is inherent in any forecasts, projections and other forward-looking information, projections as to future events or conditions are not to be viewed as facts, and the actual results during the period or periods covered by such forecasts may differ materially from the projected results).
4.14 Other Obligations.  To such Loan Party or Subsidiary's Knowledge, neither any Loan Party nor any Subsidiary is in  default on any (i) Debt or (ii) any other Material Contract.

4.15 Investment Company Act.  Neither any Loan Party nor any Subsidiary is an investment company, or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended.
4.16 Patents, Trademarks, Copyrights, and Intellectual Property, etc.  Except as set forth in Schedule 4.7, each Loan Party has all necessary patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits, and franchises in order for it to conduct its business and to operate its Assets, without known conflict with the rights of third Persons, and all of same are valid and subsisting.  Other than the Liens granted to Agent for the benefit of the Lenders pursuant to the Loan Documents, the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not alter or impair any of such rights of any Loan Party or any Subsidiary.  Except as set forth in Schedule 4.7, each Loan Party and each Subsidiary has not been charged or, to Borrowers' Knowledge, threatened to be charged with any infringement or, after due inquiry, infringed on any, unexpired trademark, trademark registration, trade name, patent, copyright, copyright registration, or other proprietary right of any Person.
4.17 Environmental Condition.  Except as set forth on Schedule 4.17, (a) to Borrowers' Knowledge, no Loan Party's nor any of its Subsidiaries' Assets has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Borrowers' Knowledge, after due inquiry, no Loan Party's nor any of its Subsidiaries' Assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any real property owned or operated by a Loan Party or its Subsidiaries, and (d) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
4.18 Solvency.  The Loan Parties, taken as a whole, are Solvent.  No transfer of property is being made by any Loan Party or any Subsidiary and no obligation is being incurred by any Loan Party or any Subsidiary in connection with the transactions contemplated by the Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party or any Subsidiary.
4.19 Labor Matters.  There are no strikes, lockouts, slowdowns or other material labor disputes against Borrowers pending or, to the Knowledge of Borrowers, threatened that would reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of Borrowers comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign law dealing with such matters. Borrowers have not incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state law which remains unpaid or unsatisfied.  All payments due from Borrowers, or for which any claim may be made against Borrowers, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of Borrowers.  Except as set forth on Schedule 4.19, Borrowers are not a party to or bound by any collective bargaining agreement. There are no representation proceedings pending or, to Borrowers' Knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of Borrowers has made a pending demand for recognition. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against Borrowers pending or, to the Knowledge of Borrowers, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of Borrowers.  The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Borrowers are bound.

4.20 Brokers.  Except as set forth on Schedule 4.20, no broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and neither Borrowers nor any Affiliate thereof have any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.
4.21 Customer and Trade Relations.  Except as set forth on Schedule 4.21, there exists no actual or, to the Knowledge of Borrowers, threatened, termination or cancellation of, or any material adverse modification or change in, the business relationship of Borrowers with any supplier material to its operations which either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.
4.22 Material Contracts.  Schedule 4.22 attached hereto sets forth all Material Contracts to which Borrowers are a party or are bound.  Borrowers are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract prior to the stated term.
4.23 Casualty.  Neither the businesses nor the Assets of any Borrower or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
4.24 Eligible Accounts.  Each Account included in the Borrowing Base is an "Eligible Account" as defined herein, and conforms to the definition thereof.
4.25 Reserved.
4.26 Compliance with Sanctions and Anti-Terrorism Laws.  As of the Closing Date and in the three years prior thereto, none of the Loan Parties nor any Subsidiary, either directly or through a third party acting on its behalf, nor, to the Knowledge of the Loan Parties, any of their respective directors, officers or employees (i) has or has had any of its assets in a country (a "Sanctioned Country") that is subject to a sanctions program  (a "Sanctions Program") maintained by the U.S. Treasury Department/Office of Foreign Asset Control, the U.S. Treasury Department/Financial Crimes Enforcement Network, the U.S. State Department/Directorate of Defense Trade Controls, the U.S. Commerce Department/Bureau of Industry and Security or the U.S. Justice Department, (ii) does or has done business with or derives or has derived any of its operating income from investments in or transactions with any individual, entity, group or regime subject to, or specially designated under, any Sanctions Program (each, a "Sanctioned Person"), (iii) uses or has used any of its assets to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country or (iv) is or was in violation of the Patriot Act, the Bank Secrecy Act of 1970, as amended, the Trading with the Enemy Act, the Racketeer Influenced and Corrupt Organizations Act, the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 or the Iran Threat Reduction and Syria Human Rights Act of 2012, any other applicable Anti-Terrorism Law, any foreign asset control regulations of the United States Treasury Department or any enabling legislation or executive orders related to any of the foregoing (including, without limitation, Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) and Executive Order 13382 of June 28, 2005 Blocking Property of Weapons of Mass Destruction Proliferators and Their Supporters (70 Fed. Reg. (2005))) and the transactions contemplated hereby and use of the proceeds of the Loans will not violate any such law.  The Loan Parties and the Subsidiaries have instituted and maintain appropriate policies, procedures and internal controls designed to ensure continued compliance with such laws.
4.27 OFAC.  No Loan Party (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), or Executive Order 13382 of June 28, 2005 Blocking Property of Weapons of Mass Destruction Proliferators and Their Supporters (70 Fed. Reg. (2005)), (ii) engages in any dealings or transactions prohibited by any such executive order, or is otherwise, to the Knowledge of the Loan Parties, associated with any such Person in any manner violative of any such executive order, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

4.28 Patriot Act.  Each Loan Party is in compliance with the Patriot Act.  No part of the proceeds of the Loans or the Letters of Credit will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
4.29 No Material Adverse Effect.  Since September 30, 2016, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
4.30 Purchase Agreement.  Borrowers have provided to Agent and the Lenders true and correct copies of the Purchase Agreement and the Purchase Documents, including true and correct copies of the final disclosure schedules referenced in and/or attached thereto.  To the Knowledge of the Loan Parties, the representations and warranties of Seller contained in the Purchase Documents are true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, (except to the extent such representations and warranties expressly refer to an earlier date, in which case, such representations and warranties were, to the Knowledge of the Loan Parties, true and correct in all material respects on such earlier date).  All of the conditions precedent to the "Closing" as defined in the Purchase Agreement have been fulfilled (or waived to the satisfaction of Agent) other than the payment of the purchase price due at such Closing.  Immediately upon the funding of the initial Loans, the Subject Transaction shall be consummated in accordance with the terms and conditions of the Purchase Documents and all Applicable Laws, without material waiver of any term or condition thereof which has not been consented to by Agent.
ARTICLE V

 AFFIRMATIVE COVENANTS
Borrowers covenant and agree that from the Closing Date and thereafter until the payment, performance and satisfaction in full, in cash, of the Obligations, all of Agent's and Lenders' obligations hereunder have been terminated and no Letters of Credit are outstanding, Borrowers shall:
5.1 Punctual Payments.  Punctually pay the interest and principal on the Loans, the Fees and all Expenses and any other fees and liabilities due under this Agreement and the Loan Documents at the times and place and in the manner specified in this Agreement or the Loan Documents.
5.2 Books and Records; Collateral Audits; Appraisals; Account Verification.
(a) Maintain, and cause each of its Subsidiaries to maintain, adequate books and records in accordance with GAAP, and permit any officer, employee or agent of Agent and each Lender that elects to accompany Agent, at any time and from time to time, to inspect, audit and examine such books and records, and to make copies of the same at Borrowers' sole cost and expense; provided, that, so long as no Event of Default has occurred and is continuing, such inspections, audits and examinations shall occur once per Loan Year.
(b) Permit Agent (through any of its officers, employees, or agents), from time to time hereafter (but in any event no less frequently than once per Loan Year), to audit the Accounts and the Inventory in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Accounts and the Inventory.  In connection therewith, Borrowers shall pay to Agent, for its own account, Agent's standard and customary audit fee ("Audit Fee") for each audit plus all Expenses in connection therewith, payable upon demand; provided, that, so long as no Event of Default has occurred and is continuing, such inspections, audits and examinations shall occur during normal business hours and upon 5 days' prior notice and Borrowers shall not be required to reimburse Agent for more than one such inspection, audit and examination per Loan Year.

(c) Reserved.
(d) Whether or not a Default or Event of Default exists, permit Agent at any time and from time to time, in the name of Agent or Borrowers, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise.  Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.
5.3 Collateral and Financial Reporting.  Deliver to Agent and each Lender the following, all in form and detail reasonably satisfactory to Agent:
(a) (i) as soon as available but not later than 30 days after the end of each Fiscal Month, (x) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent, (y) a summary aging, by vendor, of Borrowers' accounts payable and any book overdraft, (z)) a Borrowing Base Certificate, and (aa) a deferred revenue listing, (ii) upon Agent's request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices, reports and  deposit slips, and (iii) on a quarterly basis, a detailed list of Borrowers' customers;
(b) as soon as available but not later than 45 days after the end of each Fiscal Month that does not correspond to the end of a Fiscal Quarter, a Consolidated and Consolidating internally prepared Financial Statement for Parent and its Subsidiaries which shall include Parent's and its Subsidiaries' Consolidated and Consolidating balance sheet as of the close of such period, and Parent's and its Subsidiaries' Consolidated and Consolidating statement of income and retained earnings statement of cash flow for such period and year to date, in each case setting forth in comparative form, as applicable, the figures for the corresponding Fiscal Month of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by the Chief Financial Officer of Parent, to the best of his or her knowledge after due and diligent inquiry, as being complete and correct in all material respects and fairly presenting in all material respects Parent's and its Subsidiaries' financial condition and results of operations for such period, in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(c) as soon as available but not later than 45 days after the end of each Fiscal Quarter, Parent's and its Subsidiaries' Consolidated and Consolidating statement of cash flow for such period and year to date, setting forth in comparative form, as applicable, the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by the Chief Financial Officer of Parent, to the best of his or her knowledge after due and diligent inquiry, as being complete and correct  in all material respects and fairly presenting in all material respects Parent's and its Subsidiaries' financial condition and results of operations for such period, in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, (ii) a management prepared narrative discussion and analysis report, in reasonable detail, signed by the Chief Financial Officer of Parent, describing the operations and financial condition of Parent and its Subsidiaries for the Fiscal Quarter and the portion of the Fiscal Year then ended, (iii) a detailed listing of all contingent liabilities incurred by any of the Corporate Loan Parties to the extent such contingent liabilities are not reflected in the quarterly Financial Statements delivered pursuant to this Section 5.3(c), and (iv) an updated listing of all rights each Corporate Loan Party has obtained to any new patentable inventions, trademarks, servicemarks, copyrightable works or other new Intellectual Property;

(d) as soon as available but not later than 30 days after the end of each Fiscal Month, a Compliance Certificate from the Chief Financial Officer of Parent, stating, among other things, that he or she has reviewed the provisions of this Agreement and the Loan Documents and that, to the best of his or her knowledge after due and diligent inquiry there exists no Event of Default or Default, and containing the calculations and other details necessary to demonstrate compliance with Section 6.15;
(e) as soon as available but not later than 30 days after the end of each Fiscal Year, an annual operating budget (including monthly balance sheet, statement of income and retained earnings, and statement of cash flows) for the current Fiscal Year;
(f) as soon as available but not later than 150 days after the end of each Fiscal Year, commencing with the Fiscal Year ended December 31, 2016, a complete copy of Parent's and its Subsidiaries' Consolidated and Consolidating audited Financial Statement, which shall include at least Parent's and its Subsidiaries' balance sheet as of the close of such Fiscal Year, and Parent's and its Subsidiaries' statement of income and retained earnings and statement of cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, accompanied by (i) a report and opinion of a certified public accountant selected by Parent and reasonably satisfactory to Agent, which report and opinion shall not be subject to any "going concern" or like qualification or exception or any qualifications or exceptions as to the scope of such audit, and (ii) a certificate of such certified public accountant certifying such Financial Statements and stating that in making the examination necessary for their certification of such Financial Statements, such certified public accountant has not obtained any knowledge of the existence of any Default or Event of Default or, if any such Default or Event of Default shall exist, stating the nature and status of such event;
(g) reserved;
(h) reserved;
(i) reserved;
(j) reserved;
(k) promptly upon receipt by Parent, copies of any and all reports and management letters submitted to Parent or any Subsidiary by any certified public accountant in connection with any examination of Parent's or any Subsidiary's financial records made by such accountant; and
(l) (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Pension Plan or any trust created thereunder, (ii) promptly upon becoming aware of the occurrence of any Notification Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the IRC in connection with any Pension Plan or any trust created thereunder, a written notice signed by a chief financial officer of Parent, specifying the nature thereof, what action the Loan Parties propose to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, (iii) promptly upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Pension Plan, (iv) no later than March 15 of each year during the term of the Agreement, proof that each Loan Party submitted a request for a Withdrawal Liability estimate to each Multiemployer Plan no later than February 15 of each year during the term of the Agreement, and (v) promptly upon its receipt thereof, a copy of each estimate of Withdrawal Liability received by any Loan Party or ERISA Affiliate from a Multiemployer Plan; and
(m) from time to time, operating statistics, operating plans and any other information as Agent may reasonably request, promptly upon such request, including, without limitation, all information that any Governmental Authority with regulatory oversight over Agent or any Lender may request or require.

5.4 Existence; Preservation of Licenses; Compliance with Law.  Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate , limited liability company, or other entity existence and good standing in the state of its organization, qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation, limited liability company, or other entity existence in every jurisdiction; and preserve, and cause each of its Subsidiaries to preserve, all of its licenses, permits, governmental approvals, rights, privileges and franchises required for its operations; and comply, and cause each of its Subsidiaries to comply, with the provisions of its Governing Documents; and comply, and cause each of its Subsidiaries to comply, with the requirements of all Applicable Laws of any Governmental Authority having authority or jurisdiction over it; and comply, and cause each of its Subsidiaries to comply, with all requirements for the maintenance of its business, insurance, licenses, permits, governmental approvals, rights, privileges and franchises.
5.5 Insurance.
(a) Maintain, with financially sound and reputable insurance companies, at Borrowers' expense, and cause each Subsidiary to maintain at its expense, insurance respecting its Assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses.  Borrowers also shall maintain, and cause each Subsidiary to maintain, business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation, and directors and officers liability insurance.  All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent.  Borrowers shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsements (but only in respect of Collateral) and additional insured endorsements (with respect to general liability coverage), and shall contain a waiver of warranties.  Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days' (or 10 days in the case of non-payment) prior written notice to Agent in the event of cancellation of the policy, and the insurer's agreement that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrowers or Agent, or any Lender which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment.
(b) Reserved.
(c) Copies of policies or certificates thereof reasonably satisfactory to Agent evidencing such insurance shall be delivered to Agent at least 30 days prior to the expiration of the existing or preceding policies.  Borrowers shall give Agent prompt notice of any loss covered by such insurance.  Upon the occurrence and during the continuance of an Event of Default, Agent shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to Borrowers whatsoever in respect of such adjustments.  Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent in accordance with Section 1.12(d). Borrowers shall, concurrently with the annual Financial Statements required to be delivered by Borrowers pursuant to Section 5.3(f), deliver to Agent, as Agent may reasonably request, copies of certificates describing all insurance of Borrowers and the Subsidiaries then in effect.
5.6 Assets.  Maintain, keep and preserve, and cause each Subsidiary to maintain, keep and preserve, all of its Assets (tangible or intangible) which are necessary to its business in good repair and condition (normal wear and tear, and casualty excepted).

5.7 Taxes and Other Liabilities.  Pay and discharge when due, and cause each Subsidiary to pay and discharge when due, (a) any and all assessments and taxes, both real or personal and including federal and state income taxes, and (b) any and all other Permitted Debt.
5.8 Notices to Agent and Lenders.  Promptly, upon Borrowers acquiring Knowledge thereof, give written notice to Agent and each Lender of:
(a) all litigation affecting any Loan Party or any Subsidiary;
(b) any dispute which may exist between any Loan Party or any Subsidiary, on the one hand, and any Governmental Authority, on the other, which could reasonably be expected to result in a Material Adverse Effect;
(c) any labor controversy resulting in or threatening to result in a strike against any Loan Party or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect;
(d) any proposal by any Governmental Authority to acquire the Assets or business of any Loan Party or any Subsidiary, or to compete with Borrowers or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect;
(e) (i) any Environmental Lien has been filed against any of the real or personal property of Parent or its Subsidiaries, (ii) the commencement of any Environmental Action or written notice that an Environmental Action will be filed against Parent or its Subsidiaries, and (iii) any written notice of a violation, citation, or other administrative order from a Governmental Authority.
(f) reserved;
(g) reserved;
(h) any Event of Default or Default; and
(i) any other matter which has resulted or could reasonably be expected to result in a Material Adverse Effect.
5.9 Compliance with ERISA and the IRC.  In addition to and without limiting the generality of Section 5.4, (a) comply in all material respects with applicable provisions of ERISA and the IRC with respect to all Employee Benefit Plans, (b) without the prior written consent of Agent, not take any action or fail to take action the result of which could result in a Loan Party or ERISA Affiliate incurring a material liability to the PBGC or to a Multiemployer Plan (other than  to pay contributions or premiums payable in the ordinary course), (c) allow any facts or circumstances to exist with respect to one or more Employee Benefit Plans that, in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (d) not participate in any prohibited transaction that could result in other than a de minimis civil penalty  excise tax, fiduciary liability or correction obligation under ERISA or the IRC, (e) operate each Employee Benefit Plan in such a manner that will not incur any material tax liability under the IRC (including Section 4980B of the IRC), and (e) furnish to Agent upon Agent's written request such additional information about any Employee Benefit Plan for which any Loan Party or ERISA Affiliate could reasonably expect to incur any material liability.  With respect to each Pension Plan (other than a Multiemployer Plan) except as could not reasonably be expected to result in liability to the Loan Parties, the Loan Parties and the ERISA Affiliates shall (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of the IRC and of ERISA, and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to ERISA.

5.10 Further Assurances.  Execute and deliver, or cause to be executed and delivered, upon the request of Agent and at Borrowers' expense, such additional documents, instruments and agreements as Agent may reasonably determine to be necessary or advisable to carry out the provisions of this Agreement and the Loan Documents, and the transactions and actions contemplated hereunder and thereunder.
5.11 Cash Management Services.  Maintain its primary Cash Management Services with Avidbank.
5.12 Environment.
(a) Keep, and cause each of its Subsidiaries to keep, any property either owned or operated by Parent or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens;
(b) Comply, and cause each of its Subsidiaries to comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests; and
(c) Promptly notify Agent of any release of which Borrowers have Knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by Parent or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law.
5.13 Additional Collateral.  With respect to any Assets (or any interest therein) acquired after the Closing Date by any Loan Party that are of a type covered by the Lien created by any of the Loan Documents but which are not so subject, promptly (and in any event within 30 days after the acquisition thereof):  (i) execute and deliver, or cause such Loan Party to execute and deliver, to Agent such amendments to the relevant Loan Documents or such other documents as Agent shall deem in its Permitted Discretion necessary or advisable to grant to Agent, for the ratable benefit of Lenders a Lien on such Assets (or such interest therein), (ii) take all actions, or cause such Subsidiary to take all actions, necessary or advisable to cause such Lien to be duly perfected in accordance with all Applicable Laws, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by Agent, (iii) if reasonably requested by Agent, deliver to Agent legal opinions relating to the matters described in the immediately preceding clauses (i) and (ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to Agent, and (iv) if reasonably requested by Agent, deliver to Agent evidence of insurance as required by Section 5.5.
5.14 Subsidiaries.
(a) Cause each and every now existing and hereafter acquired or formed Domestic Subsidiary to become a Guarantor, and execute and deliver to Agent each of the following, concurrent with any such acquisition or formation:
(i) a Facility Guaranty;
(ii) a joinder to the Security Agreement in the form of Annex 2 thereto;
(iii) a supplement to the Intercompany Subordination Agreement in the form of Annex 1 thereto; and
(iv) such other agreements, instruments and documents as Agent shall reasonably request in connection therewith.

(b) Cause each and every now existing and hereafter acquired or formed Foreign Subsidiaries to execute and deliver to Agent each of the following, concurrent with any such acquisition or formation:
(i) a supplement to the Intercompany Subordination Agreement in the form of Annex 1 thereto; and
(ii) such other agreements, instruments and documents as Agent shall reasonably request in connection therewith.

ARTICLE VI

 NEGATIVE COVENANTS
Borrowers further covenant and agree that from the Closing Date and thereafter until the payment, performance and satisfaction in full, in cash, of the Obligations, all of Agent's, Lenders' and Issuers' obligations hereunder have been terminated and no Letters of Credit are outstanding, Borrowers shall not:
6.1 Use of Funds; Margin Regulation.
(a) Use any proceeds of the Revolving Loans for any purpose other than (i) on the Closing Date, to refinance revolving loans outstanding under the Original Credit Agreement, and (ii) for working capital;
(b) Use any proceeds of the Term Loans for any purpose other than (i) on the Closing Date, to refinance the term loan outstanding under the Original Credit Agreement, and (ii) to pay amounts owing to Sellers on the Closing Date in accordance with the Purchase Agreement and fees and expenses incurred in connection with the Loan Documents and the transactions contemplated thereby;
(c) Reserved; or
(d) Use any portion of the proceeds of the Loans in any manner which might cause the Loans, the application of the proceeds thereof, or the transactions contemplated by this Agreement to violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System, or any other regulation of such board, or to violate the Securities and Exchange Act of 1934, as amended or supplemented.
6.2 Debt.  Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Debt except Permitted Debt.
6.3 Liens.  Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien (including the Lien of an attachment, judgment or execution) on any of its Assets, whether now owned or hereafter acquired, except Permitted Liens; or authorize, or permit any Subsidiary to authorize, the filing under the UCC as adopted in any jurisdiction, a financing statement which names Borrowers or such Subsidiary as a debtor, except with respect to Permitted Liens, or sign, or permit any Subsidiary to sign, any security agreement authorizing any secured party thereunder to file such a financing statement, except with respect to Permitted Liens.
6.4 Merger, Consolidation, and Transfer or Acquisition of Assets.  Wind up, liquidate or dissolve, reorganize, reincorporate, merge or consolidate with or into any other Person, or directly or indirectly acquire all or substantially all of the Assets or the business of any other Person, or any business or division of any other Person, or permit any Subsidiary to do so (other than the Subject Transaction); provided, however, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom, upon prior written notice to Agent,

(a) any Subsidiary that is not a Corporate Loan Party may merge with (i) a Corporate Loan Party (other than Parent), provided that the Corporate Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries that are not Loan Parties, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person and continue to be a wholly-owned Subsidiary immediately thereafter; and
(b) any Subsidiary that is a Corporate Loan Party may merge into any Subsidiary that is a Corporate Loan Party or into any Borrower, provided that in any merger involving any Borrower, such Borrower shall be the continuing or surviving Person, or if two or more Borrowers shall merge with one another, one of such Borrowers shall be the continuing or surviving Person.
6.5 Reserved.
6.6 Sales and Leasebacks.  Sell, transfer, or otherwise dispose of, or permit any Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person, and thereafter directly or indirectly leaseback the same or similar property.
6.7 Dispositions.  Conduct, or permit any Subsidiary to conduct, any Dispositions, other than Permitted Dispositions, subject to Section 1.12(a).
6.8 Investments.  Make, or permit any Subsidiary to make, directly or indirectly, any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment, other than Permitted Investments.
6.9 Character of Business.  Engage in any business activities or operations substantially different from or unrelated to its present business activities and operations, or permit any Subsidiary to do so.
6.10 Restricted Payments.  Declare or pay, or permit any Subsidiary to declare or pay, any Distributions, or pay any other Restricted Payments, other than Permitted Restricted Payments.
6.11 Guarantee.  Except for Permitted Debt or any Guarantee of Permitted Debt, assume, Guarantee, endorse (other than checks and drafts received by Borrowers in the ordinary course of business), or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, Guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, any agreement to purchase any obligation, stock, Assets, goods, or services or to supply or advance any funds, Assets, goods, or services, or any agreement to maintain or cause such Person to maintain, a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for the obligations of any other Person; or pledge or hypothecate, or permit any Subsidiary to pledge or hypothecate, any of its Assets as security for any liabilities or obligations of any other Person.
6.12 Reserved.
6.13 Transactions with Affiliates.  Enter into any transaction, including borrowing or lending and the purchase, sale, or exchange of property or the rendering of any service (including management services), with any Affiliate, or permit any Subsidiary to enter into any transaction, including borrowing or lending and the purchase, sale, or exchange of property or the rendering of any service (including management services), with any Affiliate or pay any fees or compensation to any officer, director or manager of any Loan Party or any Affiliate thereof, other than in the ordinary course of and pursuant to the reasonable requirements of Borrowers' or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrowers or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

6.14 Stock Issuance.  Issue, or permit any Pledged Company to issue, any additional Ownership Interests other than Permitted Issuances.
6.15 Financial Condition.  Permit or suffer:
(a) the Fixed Charge Coverage Ratio, measured as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2017, at any time to be less than the ratio set forth in Section 6.15(a) of the Summary of Credit Terms; or
(b) the Asset Coverage Ratio, measured as of the end of each Fiscal Month, commencing with the Fiscal Month ending January 31, 2017, at any time to be less than the ratio set forth in Section 6.15(b) of the Summary of Credit Terms.
(c) the Senior Debt to Consolidated Adjusted EBITDA Ratio, measured as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2017, at any time to be less than the ratio set forth in Section 6.15(c) of the Summary of Credit Terms.
6.16 OFAC.  Permit or cause any of its Subsidiaries to, (i) become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001), (ii) engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise, to the Knowledge of Borrowers, associated with any such person in any manner violative of such Section 2 of such executive order, or (iii) otherwise become a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.
6.17 Fiscal Year.  Change its Fiscal Year.
6.18 Reserved.
6.19 Burdensome Agreements. Enter into or permit to exist any contractual obligation (other than any Loan Document) that: (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other Distributions to any Corporate Loan Party or to otherwise transfer property to or invest in a Corporate Loan Party, (ii) of any Subsidiary to Guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of Agent; (b) would be violated or breached by the Loan Parties' performance and payment of the Obligations; or (c) requires the grant of a Lien (other than a Permitted Lien) to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
6.20 Parent as Holding Company.  Permit Parent to engage in any business or activity other than (a) the ownership of all outstanding Ownership Interests in Borrowers and the other Loan Parties; (b) maintaining its corporate existence; (c) participating in tax, accounting, management and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties; (d) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder; and (e) activities incidental to the businesses or activities described in clauses (a) through (d) of this Section 6.20.

6.21 Amendments of Certain Documents. Amend or otherwise modify, or waive any rights under (a) any provisions of any Subordinate Debt (other than as expressly permitted by the applicable Subordination Agreement), (b) reserved, or (c) any Purchase Document or Governing Document other than amendments, modifications and waivers that are not materially adverse to the interests of Agent and the Lenders.
6.22 Employee Benefits.
(a) Terminate, or permit any ERISA Affiliate to terminate, any Pension Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any liability of any Loan Party or ERISA Affiliate to the PBGC.
(b) Fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Benefit Plan, agreement relating thereto or applicable Law, any Loan Party or ERISA Affiliate is required to pay if such failure could reasonably be expected to have a Material Adverse Effect.
(c) Permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan which exceeds $125,000 with respect to all Pension Plans in the aggregate.
(d) Acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to a Loan Party or with respect to any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Pension Plan or (ii) any Multiemployer Plan.
(e) Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan not set forth on Schedule 4.12.
(f) Amend, or permit any ERISA Affiliate to amend, a Pension Plan resulting in a material increase in current liability such that a Loan Party or ERISA Affiliate is required to provide security to such Plan under the IRC.
ARTICLE VII

 EVENTS OF DEFAULT AND REMEDIES
7.1 Events of Default.  The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an "Event of Default") hereunder:
(a) Borrowers fail to pay when due any payment of principal or interest due on the Loans, the Fees, any Expenses, or any other amount payable hereunder or under any Loan Document;
(b) Borrowers fail to observe or perform any of the covenants and agreements set forth in Section 1.22, 3.3, 5.2 or 5.3, or any Section within Article VI;
(c) Any Loan Party fails to observe or perform any covenant or agreement set forth in this Agreement or the Loan Documents (other than those covenants and agreements described in Sections 7.1(a) and 7.1(b)), and such failure continues for 30 days after the earlier to occur of (i) Borrowers obtaining Knowledge of such failure or (ii) Agent's dispatch of notice to Administrative Borrower of such failure;

(d) Any representation, warranty or certification made by any Loan Party or any officer or employee of any Loan Party in this Agreement or any Loan Document, or in any certificate, financial statement or other document delivered pursuant to this Agreement or any Loan Document proves to have been misleading or untrue in any material respect when made or any such representation, warranty or certification is withdrawn;
(e) Any Loan Party fails to pay when due any payment in respect of its Debt (other than under this Agreement) after giving effect to any applicable grace period;
(f) Any event or condition occurs that:  (i) results in the acceleration of the maturity of any Loan Party's Debt (other than under this Agreement); or (ii) permits (or, with the giving of notice or lapse of time or both, would permit) the holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof;
(g) Any Loan Party commences a voluntary Insolvency Proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debt or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official over it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary Insolvency Proceeding or fails generally to pay its Debt as it becomes due, or takes any action to authorize any of the foregoing;
(h) An involuntary Insolvency Proceeding is commenced against any Loan Party seeking liquidation, reorganization or other relief with respect to it or its Debt or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and any of the following events occur:  (i) the petition commencing the Insolvency Proceeding is not timely controverted; (ii) the petition commencing the Insolvency Proceeding is not dismissed within 30 calendar days of the date of the filing thereof; (iii) an interim trustee is appointed to take possession of all or a substantial portion of the Assets of, or to operate all or any substantial portion of the business of, such Loan Party; or (iv) an order for relief shall have been issued or entered therein;
(i) Any one or more Loan Parties suffers (i) one or more judgments in the individual or aggregate amount of $125,000 or greater, which are not otherwise covered by insurance, or (ii) one or more writs, warrant of attachment, or similar process;
(j) A judgment creditor obtains possession of any of the Assets valued in the individual or aggregate amount of $125,000 or greater, of any one or more Loan Parties by any means, including levy, distraint, replevin, or self-help;
(k) Any order, judgment or decree is entered decreeing the dissolution of any Loan Party, or any individual Guarantor dies or becomes incompetent;
(l) Any Loan Party is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or any Loan Party voluntarily ceases to conduct its business as a going concern;
(m) A notice of lien, levy or assessment is filed of record with respect to any or all of any Loan Party's Assets by any Governmental Authority, or any taxes or debts owing at any time hereafter to any Governmental Authority becomes a Lien, whether inchoate or otherwise, upon any or all of any Loan Party's Assets and the same is not paid on the payment date thereof (other than amounts being contested in good faith by appropriate proceedings in accordance with Section 5.7, and for which adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of such contest or nonpayment, no property is subject to a material risk of loss or forfeiture, and such Lien is junior in priority to Agent's Lien);

(n) Any Loan Party makes any payment on account of any Subordinate Debt except as otherwise permitted under the terms of the applicable Subordination Agreement;
(o) The occurrence of any of the following events:  (i) any Loan Party or ERISA Affiliate fails to make full payment when due of all amounts which any Loan Party or ERISA Affiliate is required to pay as contributions, installments, or otherwise to or with respect to a Pension Plan or Multiemployer Plan, and such failure could reasonably be expected to result in liability in excess of $125,000, (ii) an accumulated funding deficiency or funding shortfall in excess of $125,000 occurs or exists, whether or not waived, with respect to any Pension Plan, individually or in the aggregate, (iii) a Notification Event, which could reasonably be expected to result in liability in excess of $125,000, either individually or in the aggregate, or (iv) any Loan Party or ERISA Affiliate completely or partially withdraws from one or more Multiemployer Plans and incurs Withdrawal Liability in excess of $125,000 in the aggregate, or fails to make any Withdrawal Liability payment when due;
(p) Any Change of Control occurs;
(q) Any of the Loan Documents fails to be in full force and effect for any reason, or Agent fails to have a perfected, first priority Lien (subject only to Permitted Liens) in and upon all of the Collateral, or a breach, default or an event of default occurs under any Loan Document not otherwise described in this Section 7.1;
(r) Any Guarantor revokes or disputes the validity of, or liability under, his, her or its Facility Guaranty;
(s) Reserved;
(t) Reserved;
(u) A breach, default or an event of default occurs under any Bank Product Agreement that is not cured within an applicable cure period;
(v) Reserved; or
(w) Any other Material Adverse Effect occurs.
7.2 Remedies.  Upon the occurrence of any Event of Default described in Section 7.1(g) or 7.1(h), the Commitments shall immediately terminate, each Lender's obligation hereunder to make Loans to Borrowers and each Issuer's obligation to issue Letters of Credit shall immediately terminate, and the Obligations (other than Swap Obligations) shall become immediately due and payable without any election or action on the part of Agent, Issuers or Lenders, without presentment, demand, protest or notice of any kind, all of which Borrowers hereby expressly waive, and Borrowers shall Cash Collateralize all outstanding L/C Obligations and Bank Product Obligations.  Upon the occurrence and continuance of any other Event of Default, either or both of the following actions may be taken:  (i) Agent may, or upon the request of the Majority Lenders, Agent shall without notice of its election and without demand, immediately terminate the Commitments, whereupon Lenders' obligation to make Loans to Borrowers and each Issuer's obligation to issue Letters of Credit shall immediately terminate; (ii) Agent may, or upon the request of the Majority Lenders, Agent shall, without notice of its election and without demand, declare the Obligations to be due and payable, whereupon the Obligations (other than Swap Obligations) shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrowers hereby expressly waive, and (iii) Borrowers shall, on Agent's demand, Cash Collateralize all outstanding L/C Obligations and Bank Product Obligations.  Any demand in respect of any Swap Obligation shall be made in accordance with the terms of the Swap Documents relating thereto.

7.3 Application of Proceeds.  After the exercise of remedies provided for in Section 7.2 (or after the Obligations have automatically become immediately due and payable as set forth in Section 7.2), any amounts received from the Loan Parties or from the Collateral on account of the Obligations shall be applied by Agent in the following order (except as otherwise provided herein with respect to Defaulting Lenders):
(A) FIRST, to pay any Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,
(B) SECOND, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,
(C) THIRD, to pay interest due in respect of all Protective Advances until paid in full,
(D) FOURTH, to pay the principal of all Protective Advances until paid in full,
(E) FIFTH, ratably, to pay any Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,
(F) SIXTH, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,
(G) SEVENTH, ratably, to pay interest accrued in respect of the Loans (other than Protective Advances) until paid in full,
(H) EIGHTH, ratably,
(i) ratably, to pay the principal of all Loans until paid in full,
(ii) ratably, up to the amount (after taking into account any amounts previously paid pursuant to this clause (ii) during the continuation of the applicable Event of Default) of the most recently established Bank Product Reserve, to (x) the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Providers on account of Bank Product Obligations, and (y) with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section); provided that, notwithstanding anything to the contrary in this clause (ii), amounts received from any Loan Party that is not an ECP, or from any Collateral owned by any Loan Party that is not an ECP, shall not be applied to Excluded Swap Obligations, and shall instead be applied, ratably, among the other Obligations covered by this eighth application, and
(iii) to Agent, to be held by Agent, as cash collateral in an amount up to 105% of the Letter of Credit Usage in accordance with Section 2.9,
(I) NINTH, to pay any other Obligations, and
(J) TENTH, to Borrowers or such other Person entitled thereto under applicable law.
7.4 Reserved.

7.5 Appointment of Receiver or Trustee.  Borrowers hereby irrevocably agree that Agent, for the ratable benefit of Lenders, has the right under this Agreement, upon the occurrence and during the continuance of an Event of Default, to seek the appointment of a receiver, trustee or similar official over Borrowers to effect the transactions contemplated by this Agreement, and that Agent is entitled to seek such relief.  Borrowers hereby irrevocably agree not to object to such appointment on any grounds.
7.6 Power of Attorney.  Borrowers hereby appoint Agent (and all Persons designated by Agent) as Borrowers' true and lawful attorney (and agent-in-fact) for the purposes provided in this section.  Agent, or Agent's designee, may, without notice and in either its or Borrowers' name, but at the cost and expense of Borrowers:
(a) Endorse Borrowers' name on any payment item or other proceeds of Collateral (including proceeds of insurance) that come into Agent's possession or control; and
(b) During the continuance of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in deposit accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign Borrowers' name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to Borrowers, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use Borrowers' stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker's acceptance or other instrument for which Borrowers are a beneficiary; and (xii) take all other actions as Agent reasonably deems appropriate to fulfill Borrowers' obligations under this Agreement and the Loan Documents.
7.7 Remedies Cumulative.  The rights and remedies of Agent, Issuers and Lenders herein and in the Loan Documents are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law, in equity or otherwise.
ARTICLE VIII

 YIELD PROTECTION
8.1 Increased Costs.
(a) Increased Costs Generally.  If any Change in Law shall:
(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuer;
(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuer any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuer or other Recipient, Borrowers will pay to such Lender, Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b) Capital Requirements.  If any Lender or Issuer determines that any Change in Law affecting such Lender or Issuer or any lending office of such Lender or such Lender's or Issuer's holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender's or Issuer's capital or on the capital of such Lender's or Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuer, to a level below that which such Lender or Issuer or such Lender's or Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuer's policies and the policies of such Lender's or Issuer's holding company with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or Issuer or such Lender's or Issuer's holding company for any such reduction suffered.
(c) Certificates for Reimbursement.  A certificate of a Lender or Issuer setting forth the amount or amounts necessary to compensate such Lender or Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, providing reasonable substantiation of such amount or amounts, and delivered to Administrative Borrower, shall be conclusive absent manifest error.  Borrowers shall pay such Lender or Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
(d) Delay in Requests.  Failure or delay on the part of any Lender or Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuer's right to demand such compensation; provided that Borrowers shall not be required to compensate a Lender or Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuer, as the case may be, notifies Administrative Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender's or Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
Notwithstanding the above, a Lender will not be entitled to demand compensation under this Section 8.1 at any time if it is not the general practice and policy of such Lender to demand such compensation from similarly situated borrowers in similar circumstances under agreements containing provisions permitting such compensation to be claimed at such time.
8.2 Taxes.
(a) Defined Terms.  For purposes of this Section 8.2, the term "Lender" includes any Issuer and the term "applicable law" includes FATCA.

(b) Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 8.2(b)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c) Payment of Other Taxes by Borrowers.  Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.
(d) Indemnification by Borrowers.  Loan Parties shall jointly and severally  indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Administrative Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e) Indemnification by Lenders.  Each Lender shall severally indemnify Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 10.5(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this paragraph (e).
(f) Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 8.2, such Loan Party shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
(g) Status of Lenders.
(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Administrative Borrower and Agent, at the time or times reasonably requested by Administrative Borrower or Agent, such properly completed and executed documentation reasonably requested by Administrative Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Administrative Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Administrative Borrower or Agent as will enable Administrative Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 8.2(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender; provided, however, that neither Administrative Borrower nor Agent shall be required to make payments without withholding or at a reduced rate of withholding if a Lender elects not to provide the documentation reasonably requested by Administrative Borrower or Agent as will permit Administrative Borrower or Agent to determine whether payments may be made without withholding or at a reduced rate of withholding.

(ii) Without limiting the generality of the foregoing, in the event that each Borrower is a U.S. Borrower,
(A) any Lender that is a U.S. Person shall deliver to Administrative Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Administrative Borrower or Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Administrative Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Administrative Borrower or Agent), whichever of the following is applicable:
(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;
(2) executed originals of IRS Form W-8ECI;
(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) a certificate substantially in the form of Exhibit 8.2(g) to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the IRC, a "10 percent shareholder" of any Borrower within the meaning of Section 881(c)(3)(B) of the IRC, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the IRC (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(4) Reserved;
(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Administrative Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Administrative Borrower or Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Administrative Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Administrative Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Administrative Borrower or Agent as may be necessary for Borrowers and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Administrative Borrower and Agent in writing of its legal inability to do so.
(h) Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 8.2 (including by the payment of additional amounts pursuant to this Section 8.2), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 8.2 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i) Survival.  Each party's obligations under this Section 8.2 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
8.3 Reserved.
8.4 Mitigation Obligations; Replacement of Lenders.
(a) Designation of a Different Lending Office.  If any Lender requests compensation under Section 8.1 or Section 10.3, requires Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section  8.2 or requests indemnification under Section 10.3, then such Lender shall (at the request of Administrative Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 8.1, 8.2 or 10.3, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders.  If any Lender requests compensation under Section 8.1, if Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 8.2, or if any Lender requests indemnification under Section 10.3, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 8.4(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrowers may, at its sole expense and effort, upon notice to such Lender and Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.5(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 8.1, Section 8.2, or Section 10.3) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations; provided that:
(i) Borrowers shall have paid to Agent the assignment fee (if any) specified in Section 10.5(b);
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 8.1, 8.2 or 10.3]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrowers (in the case of all other amounts);
(iii) in the case of any such assignment resulting from a claim for compensation under Section 8.1 or payments required to be made pursuant to Section 8.2 or 10.3, such assignment will result in a reduction in such compensation or payments thereafter;
(iv) such assignment does not conflict with applicable law; and
(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply.
ARTICLE IX

 AGENT AND LENDERS
9.1 Appointment and Authority.  Each of the Lenders and Issuers hereby irrevocably appoints Avidbank to act on its behalf as Agent hereunder and under the other Loan Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of Agent, the Lenders and Issuers, and neither Borrowers nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term "agent" herein or in any other Loan Documents (or any other similar term) with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.2 Rights as Lender.  The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent, and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not Agent hereunder and without any duty to account therefor to the Lenders.

9.3 Exculpatory Provisions.
(a) (a) Agent shall administer and service the Loans, the Loan Documents and the Collateral in accordance with its customary procedures and practices in the administration and servicing of similar loans made by it as a lender in which it has no co-lenders or purchasers.  Except as stated in the preceding sentence, Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, Agent:
(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrowers or any of its Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.
(b) Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.4 and Article VII), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Agent in writing by Borrowers, a Lender or an Issuer.
(c) Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent.
9.4 Reliance by Agent.  Agent shall be entitled to rely upon, and shall not incur any liability for reasonably relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuer, Agent may presume that such condition is satisfactory to such Lender or Issuer unless Agent shall have received notice to the contrary from such Lender or Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  Agent may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5 Delegation of Duties.  Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Agent.  Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Commitments as well as activities as Agent.  Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Agent acted with gross negligence or willful misconduct in the selection of such sub agents.
9.6 Resignation of Agent.
(a) Agent may at any time give notice of its resignation to the Lenders, Issuers and Administrative Borrower.  Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, with the consent of Borrowers (which consent shall not be unreasonably withheld or delayed and shall not be required if an Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in California, or an Affiliate of any such bank with an office in California. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders) (the "Resignation Effective Date"), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders and Issuers, with the consent of Borrowers (which consent shall not be unreasonably withheld or delayed and shall not be required if an Event of Default has and is continuing), appoint a successor Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b) If the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable law, by notice in writing to Administrative Borrower and such Person, remove such Person as Agent and, with the consent of Borrowers (which consent shall not be unreasonably withheld or delayed and shall not be required if an Event of Default has and is continuing), appoint a successor. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Lenders) (the "Removal Effective Date"), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Agent on behalf of the Lenders or Issuers under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender and Issuer directly, until such time, if any, as the Majority Lenders appoint a successor Agent as provided for above.  Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor.  After the retiring or removed Agent's resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring or removed Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

9.7 Non-Reliance on Agent and Other Lenders.  Each Lender and Issuer acknowledges that it has, independently and without reliance upon Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and Issuer also acknowledges that it will, independently and without reliance upon Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.8 Reserved.
9.9 Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, Issuers and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, Issuers and Agent and their respective agents and counsel and all other amounts due the Lenders, Issuers and Agent under Sections 1.13, 2.3 and 10.3) allowed in such judicial proceeding; and
(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuer to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders and Issuers, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Sections 1.13, 2.3 and 10.3.
9.10 Collateral and Guaranty Matters.
(a) The Secured Parties irrevocably authorize Agent, at its option and in its discretion,
(i) to release any Lien on any property granted to or held by Agent under any Loan Document (x) upon termination of all Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration, termination or Cash Collateralization of all Letters of Credit, (y) the sale or other disposition of which is expressly permitted under the Loan Documents, or (z) subject to Section 10.4, if approved, authorized or ratified in writing by the Majority Lenders. Agent shall promptly deliver written notice to Lenders of any such release or transfer, whether or not such Lender's consent is required hereunder;

(ii) to subordinate any Lien on any property granted to or held by Agent under any Loan Document to the holder of any Purchase Money Lien; and
(iii) to release any Guarantor from its obligations under the applicable Facility Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by Agent at any time, the Majority Lenders will confirm in writing Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the applicable Facility Guaranty pursuant to this Section 9.10.
(b) Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.11 Several Obligations; No Liability.  Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments.  Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender.  Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender.  Except as otherwise expressly provided herein or in any other Loan Document, no Lender shall have any liability for the acts of any other Lender.  No Lender shall be responsible to Borrowers or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.
9.12 Indemnification by Lenders.  Each Lender shall and hereby agrees to indemnify, protect, defend and hold harmless Agent and each other Lender from and against any and all losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses (including attorneys' fees and attorneys' fees incurred pursuant to proceedings arising under Debtor Relief Laws) incurred by Agent or any other Lender (except to the extent that it is finally judicially determined to have resulted from the gross negligence or willful misconduct of Agent or such other Lender) arising out of or by reason of any loss of Agent's Lien upon any real property Collateral, whether pursuant to such Lender's exercise of its setoff rights, or otherwise.

ARTICLE X

 MISCELLANEOUS
10.1 Notices; Effectiveness; Electronic Communication.
(a) Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i) if to Borrowers or any other Loan Party, to:
Auxilio, Inc.
26300 La Alameda, Suite 100
Mission Viejo, CA 92691
Attn: Paul Anthony
Telephone:   (949) 614-0698
Email:    paul.anthony@auxilioinc.com
With a copy to:
Kirton McConkie PC
50 E. South Temple
Salt Lake City, UT 84111
Telephone:   (801) 328-3600
Email:    apearson@kmclaw.com
(ii) if to Agent, to:
Avidbank
50 West San Fernando Street, Suite 850
San Jose, CA 95113
Attn: Jon Krogstad
Telephone:   (408) 200-7392
Email:    jkrogstad@avidbank.com
With a copy to:
Avidbank
 400 Emerson Street
Palo Alto, California 94301
(iii) if to Avidbank in its capacity as Issuer, to the addresses above, and if to any other Issuer, to it at the address provided in writing to Agent and Borrowers at the time of its appointment as an Issuer hereunder;
(iv) if to a Lender, to it at its address or facsimile number set forth in Schedule L.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications.  Notices and other communications to the Lenders and Issuers hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by Agent,  provided that the foregoing shall not apply to notices to any Lender or Issuer pursuant to Article I if such Lender or Issuer, as applicable, has notified Agent that it is incapable of receiving notices under such Article by electronic communication.  Agent or Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return email or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c) Change of Address, etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d) Platform.
(i) Each Loan Party agrees that Agent may, but shall not be obligated to, make the Communications (as defined below) available to Issuers and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the "Platform").
(ii) The Platform is provided "as is" and "as available."  Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to Borrowers or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of Borrowers', any Loan Party's or Agent's transmission of communications through the Platform.  "Communications" means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to Agent, any Lender or any Issuer by means of electronic communications pursuant to this Section, including through the Platform.
10.2 No Waivers.  No failure or delay by Agent, any Issuer or any Lender in exercising any right, power or privilege hereunder or under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
10.3 Expenses; Documentary Taxes; Indemnification.
(a) Expenses.  Borrowers shall pay all Expenses.

(b) Indemnification by Borrowers.  Borrowers shall indemnify Agent (and any sub-agent thereof), each Lender and each Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Borrowers or any other Loan Party) other than such Indemnitee and its Related Parties  arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrowers or any of its Subsidiaries, or any Environmental Liability related in any way to Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) relate to disputes among Indemnitees (other than any claim against any Indemnitee in its capacity as Agent in its capacity or fulfilling its role as such).  This Section 10.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c) Reimbursement by Lenders.  To the extent that Borrowers for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to Agent (or any sub-agent thereof), any Issuer, or any Related Party of any of the foregoing, each Lender severally agrees to pay to Agent (or any such sub-agent), such Issuer, or such Related Party, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender's share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any Issuer solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lenders' Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Agent (or any such sub-agent), such Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Agent (or any such sub-agent), such Issuer in connection with such capacity.  The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 9.11.
(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Laws, Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments.  All amounts due under this Section 10.3 shall be payable upon demand therefor.
(f) Survival.  Borrowers' obligations under this Section 10.3 and under Article VIII shall survive any termination of this Agreement and the Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in the Loan Documents.
10.4 Amendments and Waivers.  Neither this Agreement nor any Loan Document (other than Bank Product Agreements), nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.4.
(a) Lenders may (by action of the Majority Lenders), or, with the written consent of the Majority Lenders, Agent may, on behalf of the Lenders, from time to time, enter into with the Loan Parties party thereto written amendments, supplements or modifications hereto and to the Loan Documents, or waive, on such terms and conditions as the Majority Lenders or Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the Loan Documents or any Event Default or Default and its consequences, if, but only if, such amendment, supplement, modification or waiver is in writing and is signed by the party asserted to be bound thereby (or, with respect to the Lenders, by the Majority Lenders, or, with the written consent of the Majority Lenders, Agent), and then such amendment, supplement, modification or waiver shall be effective only in the specific instance and specific purpose for which given; provided, however, that no such waiver and no such amendment, supplement or modification shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto:
(i) reduce the amount or extend the scheduled date of maturity of any Loan or any installment thereof or any Reimbursement Obligation or reduce the stated rate of any interest or Fees payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Commitment of any Lender;
(ii) amend, modify or waive any provision of this Section 10.4 or any provision of this Agreement providing for consent or other action by all Lenders;
(iii) amend, modify, or eliminate the definitions of "Majority Lenders" or "Pro Rata Share";
(iv) except in connection with a transaction covered by Section 9.10(a) and except as otherwise provided for in this Agreement or the other Loan Documents, release all or a material portion of the Guarantees or all or a material portion of the Collateral, or consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the Loan Documents to which it is a party;
(v) except in connection with a transaction covered by Section 9.10(a) and except as otherwise provided for in this Agreement or the other Loan Documents, contractually subordinate any of Agent's Liens on the Collateral;
(vi) amend, modify, or waive Section 3.1 or 3.2,

(vii) amend, modify or waive Section 9.10;
(viii) amend, modify or waive any provision of this Agreement regarding the allocation or application of payments or prepayments of principal and interest on the Loans, or payments of Fees and Expenses, or amend, modify or waive Section 7.3; or
(ix) amend, modify or waive Section 1.1(d).
(b) No amendment, waiver, modification, or consent shall amend, modify, waive, or waive:
(i) reserved; or
(ii) any provision of Article IX pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and Majority Lenders.
(c) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuers, or any other rights or duties of Issuers under this Agreement or the other Loan Documents, without the written consent of Issuers, Agent, Borrowers, and Majority Lenders;
(d) Anything in this Section 10.4 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of Lenders and Agent among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of any Loan Party, and (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon Borrowers, Lenders, Agent and all future holders of the Loans.  In the case of any waiver, Borrowers, Lender and Agent shall be restored to their former positions and rights hereunder and under the Loan Documents, and any Event of Default or Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Event of Default or Default or impair any right consequent thereon.
10.5 Successors and Assigns; Participations; Disclosure; Register.
(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrowers may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender and any such prohibited assignment or transfer by Borrowers shall be void.
(b) Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (in each case with respect to any Commitment) any such assignment shall be subject to the following conditions:
(i) Minimum Amounts.
(A) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and/or the Loans at the time owing to it (in each case with respect to any Commitment) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent or, if "Trade Date" is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000,  in the case of any assignment in respect of the Revolving Credit Commitments, or $1,000,000, in the case of any assignment in respect of the Term Loans, unless each of Agent and, so long as no Event of Default has occurred and is continuing, Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).
(ii) Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Commitments on a non-pro rata basis.
(iii) Required Consents.
(A) No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(B) the consent of Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Commitments or any unfunded Commitments with respect to the Term Loan Commitment, as applicable, if such assignment is to a Person that is not a Lender with a Commitment in respect of such Revolving Credit Commitment or Term Loan Commitment, as applicable, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund;
(C) Avidbank shall have the right at any time, upon written notice to Administrative Borrower and Lenders, to acquire from any other Lender such portion of such Lender's Commitment and/or the Loans at the time owing to it (the "Assigned Commitment") as Avidbank shall determine in its sole discretion, whereupon such Lender shall promptly duly execute and deliver to Avidbank and Agent an Assignment and Acceptance pursuant to clause (iv) below with respect to the Assigned Commitment; and
(D)  the consent of Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within 10 Business Days after having received notice thereof.
(iv) Assignment and Acceptance.  The parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance, together with a processing and recordation fee of $5,000; provided that Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and no fee shall be required for an assignment pursuant to Section 10.5(b(iii)(C).  The assignee, if it is not a Lender, shall deliver to Agent an administrative questionnaire in a form acceptable to Agent.

(v) No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.
(vi) Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrowers and Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Agent, each Issuer, and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by Agent pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(c) Any Lender may at any time sell to one or more banks or other financial institutions (each a "Participant") participating interests in the Loans, the Letters of Credit and in any other interest of such Lender hereunder.  In the event of any such sale by such Lender of a participating interest to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.  Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 1.13 with respect to its participating interest and shall be subject to the requirements of Section 1.13(b) as if it were a Lender.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in  Section  10.4, to the extent that such Section requires the consent of all the Lenders directly affected thereby, that affects such Participant.  Borrowers agree that each Participant shall be entitled to the benefits of Article VIII (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 8.2 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Article VIII, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at Borrowers' request and expense, to use reasonable efforts to cooperate with Borrowers to effectuate the provisions of Section 8.2 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 1.18 as though it were a Lender; provided that such Participant agrees to be subject to Section 1.20 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(d) Borrowers authorize Agent, each Lender and Issuer to disclose to any assignee under Section 10.5(b) or any Participant (either, a "Transferee") and any prospective Transferee any and all financial information in Agents', such Lenders or such Issuer's possession concerning Borrowers that has been delivered to Agent, such Lender or such Issuer by Borrowers pursuant to this Agreement or that has been delivered to Agent, such Lender or such Issuer by Borrowers in connection with Agent's, such Lender's or such Issuer's credit evaluation prior to entering into this Agreement; provided that such Transferee or prospective Transferee has first agreed to be bound by the provisions of Section 10.6.
(e) Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at its office in Irvine, California, a register for the recordation of the names and addresses of Lenders, and the commitments of, and principal amounts (and stated interest) of the loans owing to Lenders pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers and Lenders shall treat the Person whose name is recorded in the Register pursuant to the terms hereof as a lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Borrowers and Lenders at any reasonable time and from time to time upon reasonable prior notice.  The obligations of Borrowers under this Agreement and the Loan Documents are registered obligations and the right, title and interest of Agent, the Lenders,  and their assignees in and to such obligations shall be transferable only upon notation of such transfer in the Register.  This Section 10.5(e) shall be construed so that such obligations are at all times maintained in "registered form" within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related regulations (and any other relevant or successor provisions of the IRC or such regulations).
(f) Borrowers agree that Agent may use Borrowers' and its Subsidiaries' name(s) in advertising and promotional materials, and in conjunction therewith, Agent may, with the consent of Borrowers, disclose the amount of the Loans and the purpose thereof.
10.6 Confidentiality.  Each of Agent, the Lenders and Issuers agree that all non-public information regarding Loan Parties and the Subsidiaries, their operations, assets, and existing and contemplated business plans ("Confidential Information") shall be treated by Agent, Lenders and the Issuers in a confidential manner, and shall not be disclosed by Agent, the Lenders or the Issuers to Persons who are not parties to this Agreement, except:  (i) to attorneys for and other advisors, accountants, auditors, and consultants to Agent, the Lenders and/or the Issuers ("Lender Representatives"), (ii) to Subsidiaries and Affiliates of Agent, the Lenders and the Issuers (including Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 10.6, (iii) as may be  required by regulatory authorities or otherwise in connection with an examination or review of Agent, the Lenders and Issuers by any regulatory authority or other Governmental Authority, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Administrative Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Administrative Borrower pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation, and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance by Borrowers or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (v) the disclosing party agrees to provide Administrative Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Administrative Borrower pursuant to the terms of the subpoena or other legal process, and (y) any disclosure under this clause (v) shall be limited to the portion of the Confidential Information as may be required by such governmental authority pursuant to such subpoena or other legal process, (vi) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent, the Lenders, Issuers or Lender Representatives), (vii) in connection with any assignment, prospective assignment, sale, prospective sale, participation, prospective participation, pledge or prospective pledge of Agent's, the Lenders, or the Issuers' interest under this Agreement, provided that any such Transferee or prospective Transferee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, (viii) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, the Lenders, the Issuers, any of their respective Affiliates, or their respective counsel) under this clause (viii) with respect to litigation involving any Person (other than any Loan Party, Agent, Lender, Issuer, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Administrative Borrower with prior notice thereof, and (ix) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document. Each of Agent, Lenders and the Issuers acknowledges and agrees that Parent is subject to certain reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, as such, is required to disclose the terms and conditions, and include copies of the Loan Documents.

10.7 Counterparts; Integration.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of an original counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile or other electronic transmission also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  This Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
10.8 Severability.  The provisions of this Agreement are severable.  The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions.  If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.
10.9 Knowledge.  For purposes of this Agreement, an individual will be deemed to have knowledge ("Knowledge") of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual would reasonably be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.  Borrowers will be deemed to have knowledge of a particular fact or other matter if the president, chief executive officer, chief operating officer, chief financial officer, controller, treasurer, president, senior vice president or other Authorized Officer of any Borrower has, or at any time had, knowledge of such fact or other matter.

10.10 Additional Waivers.
(a) Borrowers agree that checks and other instruments received by Agent in payment or on account of the Obligations constitute only conditional payment until such items are actually paid to Agent and Borrowers waive the right to direct the application of any and all payments at any time or times hereafter received by Agent or any Lender on account of the Obligations and Borrowers agree that Agent shall have the continuing exclusive right to apply and reapply such payments in any manner as Agent may deem advisable, notwithstanding any entry by Agent upon its books.
(b) Borrowers waive demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by Agent or any Lender on which Borrowers may in any way be liable.
(c) So long as Agent and Lenders comply with their obligations, if any, under the UCC, (i) Agent and Lenders shall not in any way or manner be liable or responsible for (x) the safekeeping of the Collateral; (y) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (z) any diminution in the value thereof; or (aa) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever; and (ii) all risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.
(d) Borrowers waive the right and the right to assert a confidential relationship, if any, it may have with any accountant, accounting firm and/or service bureau or consultant in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accountants, accounting firm and/or service bureau or consultant in order to obtain such information.
10.11 Destruction of Borrowers' Documents.Any documents, schedules, invoices or other papers delivered to Agent or the Lenders may be destroyed or otherwise disposed of by Agent and Lenders 6 months after they are delivered to or received by Agent or Lenders, unless Borrowers' request, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrowers' expense, for their return.
10.12 CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; CLASS ACTION WAIVER.
(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.
(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  BORROWERS AND AGENT, EACH LENDER AND EACH ISSUER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 10.12.

(c) TO THE EXTENT PERMITTED BY LAW, BORROWERS, AGENT, EACH LENDER AND EACH ISSUER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  BORROWERS, AGENT, EACH LENDER AND EACH ISSUER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d) IF PERMITTED BY APPLICABLE LAW, EACH PARTY ALSO WAIVES THE RIGHT TO LITIGATE IN COURT OR AN ARBITRATION PROCEEDING ANY DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.  EACH PARTY (I) CERTIFIES THAT NO ONE HAS REPRESENTED TO SUCH PARTY THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE JURY AND CLASS ACTION WAIVERS IN THE EVENT OF SUIT, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS, AND CERTIFICATIONS IN THIS SECTION.
10.13 Reference Provision.  In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.
(a) With the exception of the items specified in clause (b) below, any controversy, dispute or claim (each, a "Claim") between the parties arising out of or relating to this Agreement or any other Loan Document will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure ("CCP"), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the "Court").
(b) The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.
(c) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within 10 days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted.  Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(d) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within 15 days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within 120 days after the date of the conference and (iii) report a statement of decision within 20 days after the matter has been submitted for decision.
(e) The referee will have power to expand or limit the amount and duration of discovery.  The referee may set or extend discovery deadlines or cutoffs for good cause, including a party's failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to "priority" in conducting discovery, depositions may be taken by either party upon 7 days written notice, and all other discovery shall be responded to within 15 days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.
(f) Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.  All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.
(g) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference.  Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive.  The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee.  The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.
(h) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration.  The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.
(i) THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

10.14 Revival and Reinstatement of Obligations.  If the incurrence or payment of the Obligations by any Loan Party or the transfer to Agent, any Lender, any Issuer or any Bank Product Provider of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors' rights, including provisions of Debtor Relief Laws relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a "Voidable Transfer"), and if Agent, such Lender,  such Issuer, or such Bank Product Provider is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Agent, such Lender, such Issuer, or such Bank Product Provider is required or elects to repay or restore, and as to all reasonable costs, Expenses, and reasonable attorneys' fees of Agent, such Lender, such Issuer, and such Bank Product Provider related thereto, the liability of each Loan Party automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.
10.15 Updating Disclosure Schedules.  To the extent necessary to cause the representations and warranties set forth in Article IV to remain true, complete and accurate as of the date of each and every Borrowing and the date of each issuance of a Letter of Credit, Borrowers shall update in writing any Schedules provided for in Article IV to the extent it has Knowledge of any circumstance which may have the effect of making any representation or warranty contained in Article IV untrue or incomplete in any material respect.  The requirement of Borrowers to update the Schedules provided for herein shall not have the effect of a cure of any Event of Default occurring prior to any such update or existing at the time of any such update without the written waiver of such Event of Default by Agent and the Majority Lenders.
10.16 Patriot Act Notification.  Agent, the Lenders, and Issuers are subject to Patriot Act and hereby notify Administrative Borrower that pursuant to the requirements of the Patriot Act, Agent, the Lenders, and Issuers are required to obtain, verify and record information that identifies Borrowers, which information includes the names and addresses of Borrowers and other information that will allow Agent, the Lenders, and Issuers to identify Borrowers in accordance with the Patriot Act.
10.17 License to Use Borrowers' Logo.  At Administrative Borrower's request, Agent has affixed Borrowers' logo to this Agreement and certain of the Loan Documents.  Each Borrower hereby grants a royalty-free, non-exclusive license or other right to use such Borrower's logo and any of such Borrower's intellectual property related thereto on this Agreement and such Loan Documents until such time as the Obligations are indefeasibly paid in full and this Agreement is terminated.
10.18 Reserved.
10.19 Bank Product Providers.  Each Bank Product Provider in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting.  Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents.  It is understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider's being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not.  In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution.  Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider.  In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof).  Borrowers may obtain Bank Products from any Bank Product Provider, although Borrowers are not required to do so.  Borrowers acknowledge and agree that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

10.20 Debtor-Creditor Relationship.  The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor.  No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.
10.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b) the effects of any Bail-in Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

10.22 No Novation. The parties hereto hereby agree that, effective upon the execution and delivery of this Agreement by each such party, the terms and provisions of the Original Credit Agreement shall be and hereby are amended, restated and superseded in their entirety by the terms and provisions of this Agreement.  Nothing herein contained shall be construed as a substitution or novation of the obligations of Borrowers outstanding under the Original Credit Agreement or instruments securing the same, which obligations shall remain in full force and effect, except to the extent that the terms thereof are modified hereby or by instruments executed concurrently herewith.  Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of Borrowers, or any guarantor from any of its obligations or liabilities under the Original Credit Agreement or any of the security agreements, pledge agreements, mortgages, guaranties or other Loan Documents executed in connection therewith.  Borrowers hereby (i) confirm and agree that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Closing Date all references in any such Loan Document to "the Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Original Credit Agreement shall mean the Original Credit Agreement as amended and restated by this Agreement; and (ii) confirms and agrees that to the extent that the Original Credit Agreement or any Loan Document executed in connection therewith purports to collaterally assign or pledge to Avidbank, or to grant to Avidbank, a security interest in or lien on, any collateral as security for the Obligations from time to time existing in respect of the Original Credit Agreements, such pledge, collateral assignment or grant of the security interest or lien is hereby ratified and confirmed in all respects as a collateral assignment, pledge or grant to Agent for the ratable benefit of Lenders, and shall remain effective as of the first date it became effective.
ARTICLE XI

 JOINT AND SEVERAL LIABILITY; SINGLE LOAN ACCOUNT
11.1 Joint and Several Liability.  Each Borrower agrees that it is jointly and severally, directly and primarily liable to Agent and Lenders for payment, performance and satisfaction in full of the Obligations and that such liability is independent of the duties, obligations, and liabilities of the other Borrower.  Agent and Lenders may bring a separate action or actions on each, any, or all of the Obligations against any Borrower, whether action is brought against the other Borrowers or whether the other Borrowers are joined in such action.  In the event that any Borrower fails to make any payment of any Obligations on or before the due date thereof, the other Borrowers immediately shall cause such payment to be made or each of such Obligations to be performed, kept, observed, or fulfilled.
11.2 Primary Obligation; Waiver of Marshaling.  This Agreement and the Loan Documents to which Borrowers are a party are a primary and original obligation of each Borrower, are not the creation of a surety relationship, and are an absolute, unconditional, and continuing promise of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to this Agreement or the Loan Documents to which Borrowers are a party.  Each Borrower agrees that its liability under this Agreement and the Loan Documents which Borrowers are a party shall be immediate and shall not be contingent upon the exercise or enforcement by Agent or any Lender of whatever remedies they may have against the other Borrowers, or the enforcement of any lien or realization upon any security Agent may at any time possess.  Each Borrower consents and agrees that Agent and Lenders shall be under no obligation to marshal any assets of any Borrower against or in payment of any or all of the Obligations.
11.3 Financial Condition of Borrowers.  Each Borrower acknowledges that it is presently informed as to the financial condition of the other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  Each Borrower hereby covenants that it will continue to keep informed as to the financial condition of the other Borrowers, the status of the other Borrowers and of all circumstances which bear upon the risk of nonpayment.  Absent a written request from any Borrower to Agent for information, each Borrower hereby waives any and all rights it may have to require Agent to disclose to such Borrower any information which Agent may now or hereafter acquire concerning the condition or circumstances of the other Borrowers.

11.4 Continuing Liability.  The liability of each Borrower under this Agreement and the Loan Documents to which such Borrower is a party includes Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Obligations after prior Obligations have been satisfied in whole or in part.  To the maximum extent permitted by law, each Borrower hereby waives any right to revoke its liability under this Agreement and Loan Documents as to future indebtedness, and in connection therewith, each Borrower hereby waives any rights it may have under Section 2815 of the California Civil Code.
11.5 Additional Waivers.  Each Borrower absolutely, unconditionally, knowingly, and expressly waives:
(a) (1) notice of acceptance hereof; (2) notice of any Loans or other financial accommodations made or extended under this Agreement and the Loan Documents to which Borrowers are a party or the creation or existence of any Obligations; (3) notice of the amount of the Obligations, subject, however, to each Borrower's right to make inquiry of Agent to ascertain the amount of the Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the other Borrowers or of any other fact that might increase such Borrower's risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents to which Borrowers are a party; and (6) all other notices (except if such notice is specifically required to be given to Borrowers hereunder or under the Loan Documents to which Borrowers are a party) and demands to which such Borrower might otherwise be entitled.
(b) its right, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require Agent or any Lender to institute suit against, or to exhaust any rights and remedies which Agent or any Lender has or may have against, the other Borrowers or any third party, or against any collateral for the Obligations provided by the other Borrowers, or any third party.  Each Borrower further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) of the other Borrowers or by reason of the cessation from any cause whatsoever of the liability of the other Borrowers in respect thereof.
(c) (1) any rights to assert against Agent and Lenders any defense (legal or equitable), set-off, counterclaim, or claim which such Borrower may now or at any time hereafter have against the other Borrowers or any other party liable to Agent or any Lender; (2)  any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (3) any defense such Borrower has to performance hereunder, and any right such Borrower has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of:  the impairment or suspension of Agent's and Lenders' rights or remedies against the other Borrowers; the alteration by Agent or any Lender of the Obligations; any discharge of the other Borrowers' obligations to Agent and Lenders by operation of law as a result of Agent's or any Lender's intervention or omission; or the acceptance by Agent or any Lender of anything in partial satisfaction of the Obligations; and (4) the benefit of any statute of limitations affecting such Borrower's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Borrower's liability hereunder.
(d) Each Borrower absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by Agent and Lenders including any defense based upon an election of remedies by Agent and Lenders under the provisions of Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure or any similar law of California or any other jurisdiction; or (ii) any election by Agent and Lenders under Section 1111(b) of the Bankruptcy Code to limit the amount of, or any collateral securing, its claim against Borrowers.  Pursuant to California Civil Code Section 2856(b):

(i) Each Borrower waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Borrower's rights of subrogation and reimbursement against the other Borrowers by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.
(ii) Each Borrower waives all rights and defenses that such Borrower may have because the Obligations are secured by real property.  This means, among other things:  (1) Agent may collect from such Borrower without first foreclosing on any real or personal property collateral pledged by the other Borrowers; and (2) if Agent forecloses on any real property collateral pledged by the other Borrowers:  (A) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Agent may collect from such Borrower even if Agent, by foreclosing on the real property collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.  This is an unconditional and irrevocable waiver of any rights and defenses each Borrower may have because the Obligations are secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.
(e) Each Borrower hereby absolutely, unconditionally, knowingly, and expressly waives: (i) any right of subrogation such Borrower has or may have as against the other Borrowers with respect to the Obligations; (ii) any right to proceed against the other Borrowers or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which such Borrower may now have or hereafter have as against the other Borrowers with respect to the Obligations; and (iii) any right to proceed or seek recourse against or with respect to any property or asset of the other Borrowers.
(f) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, EACH BORROWER HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, AND 726, CALIFORNIA UNIFORM COMMERCIAL CODE SECTIONS 3116, 3118, 3119, 3419, 3605, 9504, 9505, AND 9507, AND CHAPTER 2 OF TITLE 14 OF PART 4 OF DIVISION 3 OF THE CALIFORNIA CIVIL CODE.
11.6 Settlements or Releases.  Each Borrower consents and agrees that, without notice to or by such Borrower, and without affecting or impairing the liability of such Borrower hereunder, Agent and Lenders may, by action or inaction:
(a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce this Agreement and the Loan Documents, or any part thereof, with respect to the other Borrowers or any Guarantor;
(b) release the other Borrowers or any Guarantor or grant other indulgences to the other Borrowers or any Guarantor in respect thereof;
(c) amend or modify in any manner and at any time (or from time to time) this Agreement or any of the Loan Documents; or
(d) release or substitute any Guarantor, if any, of the Obligations, or enforce, exchange, release, or waive any security for the Obligations or any other guaranty of the Obligations, or any portion thereof.

11.7 No Election.  Agent and Lenders shall have the right to seek recourse against each Borrower to the fullest extent provided for herein, and no election by Agent and Lenders to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Agent's and Lenders' right to proceed in any other form of action or proceeding or against other parties unless Agent and Lenders have expressly waived such right in writing.  Specifically, but without limiting the generality of the foregoing, no action or proceeding by Agent and Lenders under this Agreement and the Loan Documents shall serve to diminish the liability of any Borrower under this Agreement and the Loan Documents to which Borrowers are a party except to the extent that Agent and Lenders finally and unconditionally shall have realized indefeasible payment by such action or proceeding.
11.8 Indefeasible Payment.  The Obligations shall not be considered indefeasibly paid unless and until all payments to Agent and Lenders are no longer subject to any right on the part of any Person, including any Borrower, any Borrower as a debtor in possession, or any trustee (whether appointed pursuant to Debtor Relief Laws, or otherwise) of any Borrower's Assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential.  Upon such full and final performance and indefeasible payment of the Obligations, Agent and Lenders shall have no obligation whatsoever to transfer or assign its interest in this Agreement and the Loan Documents to any Borrower.  In the event that, for any reason, any portion of such payments to Agent or any Lender is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and any Borrower shall be liable for the full amount Agent or any Lender is required to repay plus any and all costs and expenses (including attorneys' fees and attorneys' fees incurred in proceedings brought under Debtor Relief Laws) paid by Agent or any Lender in connection therewith.
11.9 Single Loan Account.  At the request of Borrowers to facilitate and expedite the administration and accounting processes and procedures of the Loans and Borrowings, Agent and Lenders have agreed, in lieu of maintaining separate loan accounts on Agent's and Lenders' books in the name of each of the Borrowers, that Agent and Lenders may maintain a single loan account under the name of all Borrowers (the "Loan Account").  All Loans shall be made jointly and severally to Borrowers and shall be charged to the Loan Account, together with all interest and other charges as permitted under and pursuant to the Loan Documents.  The Loan Account shall be credited with all repayments of Obligations received by Agent and Lenders, on behalf of Borrowers, from any Borrower pursuant to the terms of the Loan Documents.
11.10 Apportionment of Proceeds of Loans.  Each Borrower expressly agrees and acknowledges that Agent and Lenders shall have no responsibility to inquire into the correctness of the apportionment or allocation of or any disposition by any of Borrowers of (a) the Loans or any Borrowings, or (b) any of the expenses and other items charged to the Loan Account pursuant to this Agreement.  The Loans and all such Borrowings and such expenses and other items shall be made for the collective, joint, and several account of Borrowers and shall be charged to the Loan Account.
11.11 Parent as Agent for Borrowers.  Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers ("Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower.  Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under the Loan Documents and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of the Loan Documents.  It is understood that the handling of the Loans and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Agent and Lenders shall not incur liability to any Borrower as a result hereof.  Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loans and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.  To induce Agent and Lenders to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Agent and each Lender, and hold Agent and each Lender harmless against, any and all liability, expense, loss or claim of damage, or injury, made against Agent or such Lender by any Borrower or by any third Person whosoever, arising from or incurred by reason of (a) the handling of the Loans and Collateral of Borrowers as herein provided, (b) Agent's and Lenders' relying on any instructions of the Administrative Borrower, or (c) any other action taken by Agent or any Lender hereunder or under the other Loan Documents, except that Borrowers will have no liability to Agent  or any Lender under this Section 11.11 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of Agent or such Lender.

*    *    *
[remainder of this page intentionally left blank]
*    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
BORROWERS:	AUXILIO, INC., a Nevada corporation By: /s/ Paul T. Anthony Name: Paul T. Anthony Title: Chief Financial Officer
AUXILIO SOLUTIONS, INC., a California corporation By: /s/ Paul T. Anthony Name: Paul T. Anthony Title: Chief Financial Officer
DELPHIIS, INC., a California corporation By:/s/ Paul T. Anthony Name: Paul T. Anthony Title: Chief Financial Officer
CYNERGISTEK, INC., a Texas corporation By: /s/ Michael G. Mathews Name: Dr. Michael G. Mathews Title: President
[Signatures continue on next page.]

AGENT AND LENDER:	AVIDBANK By: /s/ Jon Krogstad Name: Jon Krogstad Title: Senior Vice President

[Signatures continue on next page.]

LENDER:	ZB, N.A., DBA CALIFORNIA BANK & TRUST By: /s/ Derrick Lee Name: Derrick Lee Title: Vice President

Annex 1
To
 Credit Agreement
Definitions and Construction
1.1 Definitions.  Initially capitalized terms used in this Agreement shall have the following meanings:
"Acceptable Letter of Credit" means a standby letter of credit, issued by a bank or financial institution acceptable to Agent in its Permitted Discretion, in form and substance satisfactory to Agent in its Permitted Discretion, in an amount equal to 105% of the Letter of Credit Usage, naming Agent as beneficiary to reimburse payments of drafts drawn under outstanding Letters of Credit.
"Account" and "Account Debtor" have the meanings given to such terms in the UCC.
"Accrued Client Lease Payables" means, the amounts maintained in the accrued lease payable reserve account with respect to the lease payment obligations of any Borrower's Account Debtors for which such Borrower processes payments.
"Accrued Equipment Pool Liability" means, the amount maintained in the accrued equipment pool liability reserve account with respect to any Borrower's Account Debtors in the process of purchasing new equipment through such Borrower.
"ACH Transactions" means the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system provided by a Bank Product Provider for the account of Borrower.
"Administrative Borrower" has the meaning given to such term in Section 11.11.
"Affiliate" means, with respect to any Person, any other Person (i) that, directly or indirectly, controls, is controlled by or is under common control with such Person; (ii) that directly or indirectly beneficially owns or controls 10% or more of any class of Ownership Interests of such Person; or (iii) 10% or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person.  For purposes of the foregoing, control (including controlled by and under common control with) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
"Agent" means Avidbank, in its capacity as contractual representative for itself and other Lenders, or any successor thereto in such capacity appointed pursuant to the terms of Article IX.
 "Agreement" means this Amended and Restated Credit Agreement, as amended or restated from time to time in accordance with its terms.
"Anti-Terrorism Laws" means all Applicable Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, including, without limitation, all laws, regulations and executive orders expressly referenced in Section 4.26.
"Applicable Laws" means all applicable laws, rules, regulations and orders of any Governmental Authority, including without limitation, regulations issued by the Office of the Comptroller of the Currency, Credit Protection Laws, the Fair Labor Standards Act, and the Americans With Disabilities Act.
Annex 1 - 1

"Applicable Period" means the period set forth in the table below opposite the applicable Fiscal Quarter end:
Fiscal Quarter Ending	Applicable Period:
March 31, 2017	1 Fiscal Quarter Period ending on such date
June 30, 2017	2 consecutive Fiscal Quarter period ending on such date
September 30, 2017	3 consecutive Fiscal Quarter period ending on such date
December 31, 2017 and each Fiscal Quarter ending thereafter	rolling 4 Fiscal Quarter period ending on such date

"Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
"Asset" means any interest of a Person in any kind of property or asset, whether real, personal, or mixed real and personal, and whether tangible or intangible.
"Asset Coverage Ratio" means, as of the date of determination, the ratio of (a) the sum of (i) all unrestricted cash and cash equivalents on deposit with Avidbank, and (ii) Eligible Accounts per the latest Borrowing Base Certificate delivered to Agent pursuant to Section 5.3(a), to (b) the sum of (i) the aggregate outstanding principal balance of Revolving Loans, and (ii) the scheduled principal and interest payments on the Term Loans coming due within one year.
"Assignment and Acceptance" means an assignment and assumption entered into by a Lender and a Transferee (with the consent of any party whose consent is required by Section 10.5(b)), and accepted by Agent, in substantially the form of Exhibit A or any other form approved by Agent.
"Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.
"Audit Fee" has the meaning given to such term in Section 5.2(b).
"Authorized Officer" means, with respect to each Borrower, any officer of such Borrower authorized by specific resolution of such Borrower to request Loans as set forth in such Borrower's resolutions delivered to Agent on the Closing Date (and updated from time to time as necessary).
"Availability Reserve" means, as of any date of determination, such amounts (expressed as either a specified amount or as a percentage of a specified category or item) as Agent may from time to time establish and adjust in reducing the Borrowing Base (including but not limited to the Tax Lien Reserve until such time as the condition subsequent set forth in Section 3.3(d) is satisfied) (a) to reflect events, conditions, contingencies or risks which, as reasonably determined by Agent in its Permitted Discretion, do or may affect (i) the Collateral or its value, (ii) the Assets, business or prospects of Borrowers, or (iii) the security interests and other rights of Agent in the Collateral (including the enforceability, perfection and priority thereof), or (b) to reflect Agent's judgment in its Permitted Discretion that any collateral report or financial information furnished by or on behalf of Borrowers to Agent is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts that Agent determines in its Permitted Discretion constitutes an Event of Default or Default.
Annex 1 - 2

"Avidbank" has the meaning set forth in the Preamble.
"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
"Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
"Bancontrol Account" means individually and collectively, deposit account number 140015009 maintained with Bank, and any other deposit account maintained by any Borrower with Bank for the purpose of accepting payments from Account Debtors.
"Bank Product" means the following financial accommodation extended to a Loan Party by a Bank Product Provider (other than pursuant to the Agreement):  (a) credit cards, (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called "procurement cards" or "P-cards"), (f) Cash Management Services, and (g) Swaps.
"Bank Product Agreements" means those agreements entered into from time to time by a Loan Party with a Bank Product Provider in connection with the obtaining of any of the Bank Products.
"Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by a Loan Party to a Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limiting the generality of the foregoing, all amounts that Agent or any Lender is obligated to pay or reimburse to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to a Loan Party.
"Bank Product Provider" means any Lender or any of its Affiliates.
"Bank Product Reserve" means a reserve against the Borrowing Base established by Agent from time to time in its Permitted Discretion in respect of Bank Product Obligations.
"Borrower" is defined in the Preamble.
"Borrowers' Account" means Borrowers' general deposit account number 140014994 maintained with Avidbank.
"Borrowing" means a borrowing of Revolving Loans from Lenders pursuant to the terms and conditions hereof.
Annex 1 - 3

"Borrowing Base" means, as of the date of determination, the result of (a) 80% of the Eligible Accounts, minus (b) the sum of (i) the Accrued Client Lease Payables, (ii) the Accrued Equipment Pool Liability and (iii) the Reserves; provided, however, Agent may reduce the advance rate, in its sole and absolute discretion, without declaring an Event of Default if it determines in its Permitted Discretion that there has occurred a Material Adverse Effect.
"Borrowing Base Certificate" means Agent's standard form of Borrowing Base Certificate.
"Business Day" means any day other than a Saturday, a Sunday, or a day on which commercial banks in the City of Palo Alto, California, are authorized or required by law or executive order or decree to close.
"Capital Expenditures" means expenditures made in cash, or financed with long term debt, by any Person for the acquisition of any fixed Assets or improvements, replacements, substitutions, or additions thereto that have a useful life of more than 1 year, including the direct or indirect acquisition of such Assets by way of increased product or service charges, offset items, or otherwise, and the principal portion of payments with respect to Capital Lease Obligations, calculated in accordance with GAAP.
"Capital Lease" means any lease of an Asset by a Person as lessee which would, in conformity with GAAP, be required to be accounted for as an Asset and corresponding liability on the balance sheet of that Person.
"Capital Lease Obligations" of a Person means the amount of the obligations of such Person under all Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.
"Cash Collateralize" means the delivery of cash or an Acceptable Letter of Credit to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to the L/C Obligations, 105% of the L/C Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Bank Product Obligations), Agent's good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations.  "Cash Collateralization" has a correlative meaning.
"Cash Management Services" means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement,  merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including ACH Transactions) and other cash management arrangements.
"Change in Law" means the occurrence after the date of the Agreement of:  (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything in the Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III, and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a "Change in Law," regardless of the date enacted, adopted or issued.
Annex 1 - 4

"Change of Control" means the time at which:
(a) Parent shall cease to own 100% of the Ownership Interests of each other Borrower.
(b) there shall be consummated any consolidation or merger of any Loan Party pursuant to which such Loan Party's Ownership Interests would be converted into cash, securities or other property, other than a merger or consolidation of such Loan Party in which the holders of such Ownership Interests immediately prior to the merger have the same proportionate ownership, directly or indirectly, of Ownership Interests of the surviving Person immediately after the merger as they had immediately prior to such merger; or
(c) all or substantially all of any Loan Party's Assets shall be sold, leased, conveyed or otherwise disposed of as an entirety or substantially as an entirety to any Person (including any Affiliate or associate of any Loan Party) in one or a series of transactions; or
(d) either Joseph Flynn or Paul Anthony fails for any reason to serve actively in the day to day management of Borrowers, whether by reason of death, disability, resignation, action by the Owners, or otherwise.
"Closing Date" means the date when all of the conditions set forth in Section 3.1 have been fulfilled to the satisfaction of Agent and its counsel.
"Collateral" has the meaning given to such term in any Loan Document.
"Collateral Assignment of Purchase Agreement" means that certain Collateral Assignment of Rights Under Purchase Agreement, dated as of even date herewith, between Parent and Agent.
"Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance Proceeds, cash Proceeds of asset sales, rental Proceeds, and tax refunds).
"Commitments" means each Lender's Revolving Credit Commitment and Term Loan Commitment, as the context requires.
"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
"Competitor" means a Person, other than a Loan Party, who directly provides products or services that are the same or substantially similar to the products or services provided by, and that constitute a material part of the business of, the Loan Parties taken as a whole.
"Compliance Certificate" means a certificate of compliance to be delivered in accordance with Section 5.3(d), substantially in the form of Exhibit 5.3(d).
"Confidential Information" has the meaning set forth in Section 10.6.
"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
"Consolidated" means the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.  "Consolidating" has a correlative meaning.
Annex 1 - 5

"Consolidated Adjusted EBITDA" means, with respect to the rolling 4 Fiscal Quarter period ending on the date of determination, the sum of (without duplication) in each case calculated in accordance with GAAP:
(a) Consolidated Net Income for such period (excluding extraordinary gains and losses);
(b) Consolidated Interest Expense during such period;
(c) federal and state income taxes reported by Borrower and its Subsidiaries during such period which are included in the determination of Consolidated Net Income;
(d) Borrowers' and the Subsidiaries' Consolidated depreciation and amortization during such period;
(e) non-recurring costs, fees, charges and expenses incurred in connection with the Subject Transaction, and
(f) any extraordinary, unusual or non-recurring losses or expenses.
"Consolidated Cash Interest Expense" means, with respect to the rolling 4 Fiscal Quarter period ending on the date of determination, the interest paid in cash during such period on the aggregate amount of Borrowers' and the Subsidiaries' Consolidated Debt, including the interest portion of Borrowers' and the Subsidiaries' Consolidated Capital Lease Obligations.
"Consolidated Interest Expense" means, with respect to the rolling 4 Fiscal Quarter period ending on the date of determination, the current interest accrued during such period in accordance with GAAP on the aggregate amount of Borrowers' and the Subsidiaries' Consolidated Debt, including the interest portion of Borrowers' and the Subsidiaries' Consolidated Capital Lease Obligations.
"Consolidated Net Income" means, with respect to the rolling 4 Fiscal Quarter period ending on the date of determination, the Consolidated net income of Borrowers and the Subsidiaries after all federal, state and local income taxes reflected on Borrowers' Consolidated Financial Statement for such period, calculated in accordance with GAAP.
"Corporate Loan Party" means each Loan Party other than any Loan Party who is an individual (collectively, "Corporate Loan Parties").
"Credit Card Direction Letter" means a letter among Borrowers, Agent and a Credit Card Issuer or Merchant Payment Processor, directing the Credit Card Issuer or Merchant Payment Processor, as applicable, to remit, and such Credit Card Issuer or Merchant Payment Processor, as applicable, agrees to remit, all Credit Card Receivables to the Bancontrol Account, and otherwise in form and substance satisfactory to Agent.
"Credit Card Issuer" means any third party, non-Affiliate of any Borrower, that issues or whose members issue secured or unsecured revolving lines of credit by way of credit cards used by customers of Borrower to purchase goods, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards, and American Express, Discover, and other non-bank credit or debit cards.
"Credit Card Receivables" means all of the present and future rights of Borrowers to payment by any Credit Card Issuer or Merchant Payment Processor and all information contained on or for use with a credit, charge or debit card issued by a Credit Card Issuer.
Annex 1 - 6

"Debt" means, as of the date of determination, the sum, but without duplication, of any and all of a Person's:  (i) indebtedness heretofore or hereafter created, issued, incurred or assumed by such Person (directly or indirectly) for or in respect of money borrowed; (ii) Attributable Indebtedness; (iii) obligations evidenced by bonds, debentures, notes, or other similar instruments; (iv) obligations for the deferred purchase price of property or services (other than trade payables which are not more than 90 days past due incurred in the ordinary course of business); (v) current liabilities in respect of unfunded vested benefits under any Plan; (vi) contingent obligations under letters of credit; (vii) obligations under acceptance facilities; (viii) Guarantees of Debt; (ix) obligations with respect to indebtedness in accordance with GAAP secured by any Lien on any Asset of such Person, whether or not such obligations have been assumed; and (x) the net obligations under Swaps (the net obligation shall be deemed to be the Swap Termination Value of such Swaps); and (xi) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any Ownership Interests in such Person or any other Person, or any warrant, right or option to acquire such Ownership Interests, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.
"Debt Service" means, for the rolling 4 Fiscal Quarter period ending on the date of determination, the sum of (i) the scheduled principal payments of Borrowers' Consolidated Debt for such period (including the Loans, the Subordinate Debt and the principal portion of Borrowers' Capital Lease Obligations but excluding the principal payment of Revolving Loans due on the Revolving Loans Maturity Date) calculated in accordance with GAAP, and (ii) Consolidated Cash Interest Expense.
"Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
"Default" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
"Defaulting Lender" means, subject to Section 1.20(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Agent and Administrative Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, any Issuer, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified Administrative Borrower, Agent or any Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Agent or Administrative Borrower, to confirm in writing to Agent and Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 1.20(b)) upon delivery of written notice of such determination to Administrative Borrower, each Issuer, and each Lender.
Annex 1 - 7

"Defaulting Lender Rate" means (a) for the first 3 days from and after the date the relevant payment is due, the Prime Rate, and (b) thereafter, the Prime Rate plus 300 basis points.
 "Dilution" means, with respect to any period as determined by Agent from time to time in its Permitted Discretion, a percentage that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, deductions, or other dilutive items as determined by Agent in its Permitted Discretion with respect to the Accounts, by (b) Borrowers' billings with respect to Accounts.
"Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by 1 percentage point for each percentage point by which Dilution is in excess of 5%.
"Disposition" means the sale, transfer, license, lease or other disposition (whether in one transaction or in a series of transactions, and including any sale and leaseback transaction and any sale, transfer, license or other disposition) of any property (including, without limitation, any Ownership Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
"Distributions" means dividends or distributions of earnings made by a Person to its Owners.
"Documentary Letter of Credit Fee" has the meaning given to such term in Section 2.3(b).
"Dollars" or "$" means lawful currency of the United States of America.
"Domestic Subsidiary" means any direct or indirect Subsidiary of Parent organized under the laws of any state of the United States or the District of Columbia.
"Earnout Payment" means, the Earnout Payment, as such term is defined the Purchase Agreement, as in effect as of the Closing Date.
 "ECP" means, with respect to any Swap Obligation, an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time this Agreement, or any Facility Guaranty of, or the grant of a security interest to secure, becomes effective with respect to such Swap Obligation.
 "EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
Annex 1 - 8

"EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
"Eligible Accounts" means those Accounts created by Borrower in the ordinary course of business, that arise out of Borrower's sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Eligible Accounts made by Borrowers to Agent and Lenders in this Agreement and the Loan Documents; provided, however, that standards of eligibility may be fixed and revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to Borrowers.  Eligible Accounts shall not include the following:
(a) Accounts that the Account Debtor has failed to pay within 120 days of invoice date;
(b) Accounts owed by an Account Debtor or any of its Affiliates where 25% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;
(c) Accounts with respect to which the Account Debtor has been billed more than 30 days in advance of a Borrower shipping the goods or performing the services giving rise to such Account;
(d) Accounts with respect to which the Account Debtor or any of its Affiliates is an officer, director, shareholder, employee, Affiliate, or agent of any Borrower;
(e) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;
(f) Accounts that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or any State thereof or the District of Columbia, or Canada or any Province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Agent;
(g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC § 3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act, or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which the applicable Borrower has complied to Agent's satisfaction in its Permitted Discretion),
(h) Accounts with respect to which the Account Debtor or any of its Affiliates is a Person to which the applicable Borrower is indebted, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account, to the extent of such indebtedness, setoff, dispute or claim;
Annex 1 - 9

(i) Accounts with respect to an Account Debtor and its Affiliates whose total obligations owing to Borrowers exceed 30% of all Accounts, to the extent of the obligations owing by such Account Debtor and its Affiliates in excess of such percentage;
(j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor, or whose credit standing is unacceptable to Agent in its Permitted Discretion;
(k) Accounts the collection of which Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition;
(l) Accounts not evidenced by a contract, invoice or other documentation reasonably satisfactory to Agent;
(m) Accounts which are in default or collection;
(n) Accounts on C.O.D. terms;
(o) Accounts with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;
(p) Accounts that are not subject to a valid and perfected first priority Lien in favor of Agent for the ratable benefit of Lenders;
(q) bonded Accounts;
(r) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by any Borrower of the subject contract for goods or services;
(s) Accounts evidenced by Chattel Paper or an Instrument (as such terms are defined in the Security Agreement) unless such Chattel Paper or Instrument has been duly assigned and delivered to Agent, in accordance with the terms of the Security Agreement; and
(t) any other Accounts that Agent in its Permitted Discretion deems ineligible.
"Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, (a) that is or within the preceding six (6) years has been sponsored, maintained or contributed to by any Loan Party or ERISA Affiliate or (b) to which any Loan Party or ERISA Affiliate has, or has had at any time within the preceding six (6) years, any liability, contingent or otherwise.
"Environmental Action" means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of Borrowers, any Subsidiary of any Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrowers, any Subsidiary of any Borrower, or any of their predecessors in interest.
"Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Parent or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.
Annex 1 - 10

"Environmental Liabilities" means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.
"Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities.
"Equipment" has the meaning given to such term in the UCC.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statutes, and all regulations and guidance promulgated thereunder.  Any reference to a specific section of ERISA shall be deemed to be a reference to such section of ERISA and any successor statutes, and all regulations and guidance promulgated thereunder.
"ERISA Affiliate" means each entity, trade or business (whether or not incorporated) that together with a Loan Party or a Subsidiary would be (or has been) treated as a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the IRC.  ERISA Affiliate shall include any Subsidiary of any Loan Party.
"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
"Event of Default" has the meaning set forth in Section 7.1.
"Excluded Swap Obligation" means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of this Agreement (or the Facility Guaranty of such Loan Party of), or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Facility Guaranty thereof, including pursuant to this Agreement) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party's failure for any reason to constitute an ECP.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which this Agreement or such Facility Guaranty or security interest is or becomes illegal.
"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of a Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment, or (ii) such Lender changes its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 8.2,  and (d) any U.S. federal withholding Taxes imposed under FATCA .
Annex 1 - 11

"Expenses" means (i) all reasonable out of pocket expenses incurred by Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Agent, in connection with the syndication of the Commitments, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by Agent in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out of pocket expenses incurred by Agent (including the fees, charges and disbursements of any counsel for Agent), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under Section 8.3, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
"Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments net of any taxes paid or payable in connection with such receipt and any cash expense relating to the collection of such Extraordinary Receipts.
 "Facility Guaranties" and "Facility Guaranty" means, individually or collectively as the context requires, each certain Continuing Guaranty executed by a Guarantor in favor of the Lender Group.
"FATCA" means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the IRC.
"Fees" means the Revolving Credit Commitment Fee, the Term Loan Commitment Fee, the Late Payment Fee, the Late Delivery Fee, Standby Letter of Credit Fees, the Documentary Letter of Credit Fees, the Fronting Fees, and the Audit Fees.
"Financial Statement(s)" means, with respect to any accounting period of any Person, statements of income and statements of cash flows of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding Fiscal Year or, if such period is a full Fiscal Year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP, subject to year-end adjustments and the absence of footnotes in the case of monthly and quarterly Financial Statements.  Financial Statement(s) shall include the schedules thereto and annual Financial Statements shall also include the footnotes thereto.
"Fiscal Month" means any of the monthly accounting periods of Parent.
"Fiscal Quarter" means any of the quarterly accounting periods of Parent.
"Fiscal Year" means the 12-Fiscal Month period of Parent ending December 31 of each year.  Subsequent changes of the Fiscal Year of Borrowers shall not change the term "Fiscal Year" unless Agent shall consent in writing to such change.
"Fixed Charge Coverage Ratio" means for the rolling 4 Fiscal Quarter period ended on the date of determination, the ratio of: (a) Consolidated Adjusted EBITDA , to (b) the sum of the following (i) Non-Financed Capital Expenditures , (ii) taxes paid in cash, (iii) Distributions paid in cash; provided that in accordance with Section 6.10, Borrower shall not pay any Distributions (other than Permitted Restricted Payments) unless the prior written consent of Agent and Majority Lenders has first been obtained, which Agent and Majority Lenders may withhold in their sole and absolute discretion, (iv) any Earnout Payment paid in cash, and (v) Debt Service, all as determined in accordance with GAAP.
Annex 1 - 12

"Flow of Funds Agreement" means that certain Flow of Funds Agreement, dated as of even date herewith, among Agent, Lenders, and Loan Parties.
"Foreign Lender" means (a) if Borrowers are U.S. Persons, a Lender that is not a U.S. Person, and (b) if Borrowers are not U.S. Persons, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.
"Foreign Subsidiary" means a direct or indirect Subsidiary of Parent that is not a Domestic Subsidiary.
"Fronting Exposure" means, at any time there is a Defaulting Lender, with respect to any Issuer, such Defaulting Lender's Revolving Credit Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuer other than L/C Obligations as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
"Fronting Fee" has the meaning given to such term in Section 2.3(c).
"Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
"GAAP" means generally accepted accounting principles in the United States of America, consistently applied, which are in effect as of the date of this Agreement.  If any changes in accounting principles from those in effect on the date hereof are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating financial condition and results of operations of Borrowers and the Subsidiaries shall be the same after such changes as if such changes had not been made.
 "Governing Documents" means the certificate or articles or certificate of incorporation, by-laws, articles or certificate of organization, operating agreement, or other organizational or governing documents of any Person.
"Governmental Authority" means any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority or subdivision thereof, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
"Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term "Guarantee" as a verb has a corresponding meaning.
Annex 1 - 13

"Guarantor(s)" means, individually or collectively as the context requires, all Domestic Subsidiaries, and every other Person who now or hereafter executes a Facility Guaranty in favor of Agent and Lenders with respect to the Obligations, including without limitation, the Swap Obligations under the Swap Documents, but excluding all Excluded Swap Obligations.
"Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.
"Indemnitee(s)" has the meaning given to such term in Section 10.3(b).
"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
"Insolvency Proceeding" means any proceeding commenced by or against any Person, under any provision of Debtor Relief Laws, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions, or extensions with some or all creditors.
"Intellectual Property" means all present and future:  trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.
Annex 1 - 14

"Intellectual Property Security Agreement" means each certain Copyright Security Agreement, Patent Security Agreement, and Trademark Security Agreement (as each of such terms are defined in the Security Agreement).
"Intercompany Subordination Agreement" means that certain Intercompany Subordination Agreement, dated as of even date herewith, among Corporate Loan Parties and Agent for the benefit of Lenders.
"Interest Payment Date" means the 1st day of each and every month, commencing on February 1, 2017, the Revolving Loans Maturity Date and the Term Loans Maturity Date, as applicable.
"Inventory" has the meaning given to such term in the UCC.
"Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, Guarantees, advances, capital contributions, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, and any purchase or acquisition of any Ownership Interests, or any obligations or other securities of, any Person, including the establishment or creation of a Subsidiary.
"IRC" means the IRC of 1986, as amended from time to time, or any successor statute, and any and all regulations thereunder.  Any reference to a specific section of the IRC shall be deemed to be a reference to such section of the IRC and any successor statutes, and all regulations and guidance promulgated thereunder.
"ISP" means the International Standby Practices (1998 version), and any subsequent versions or revisions approved by a Congress of the International Chamber of Commerce Publication 590 and adhered to by the applicable Issuer.
"Issuer(s)" means Avidbank, and/or any other Lender that, at the request of Administrative Borrower and with the consent of Agent, agrees, in such Lender's sole discretion, to become an Issuer for the purpose of issuing Letters of Credit pursuant to the terms and conditions hereof.
"Knowledge" has the meaning given to such term in Section 10.9.
"Late Payment Fee" has the meaning given to such term in Section 1.13(c).
"L/C Disbursement" means a payment made by Issuer pursuant to a Letter of Credit.
"L/C Obligations" means the sum (without duplication) of (a) all Reimbursement Obligations; and (b) the Letter of Credit Usage.
"L/C Participants" means, with respect to a Letter of Credit, all of the Revolving Loans Lenders other than the applicable Issuer.
"Lender Group" means each of the Lenders (including each Issuer) and Agent, or any one or more of them.
"Lender Representatives" has the meaning set forth in Section 10.6.
"Lenders" means the Persons listed on Schedule L and any other Person that shall have become party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.
Annex 1 - 15

"Lending Office" means each Lender's office located at its address set forth on the signature pages hereof, or such other office of such Lender as it may hereafter designate as its Lending Office by notice to Administrative Borrower and Agent.
"Letter(s) of Credit" means any standby or documentary letter(s) of credit issued by an Issuer, pursuant to Section 2.1(a).
"Letter of Credit Application" means the applicable Issuer's standard form of Letter of Credit Application.
"Letter of Credit Sublimit" has the meaning given to such term in Section 2.1(a) of the Summary of Credit Terms.
"Letter of Credit Usage" means, on any date of determination, the aggregate maximum amounts available to be drawn under all outstanding Letters of Credit, without regard to whether any conditions to drawing could then be met.
"Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement or other preferential arrangement, charge or encumbrance (including, any conditional sale or other title retention agreement, or finance lease) of any kind.
"Loan Document(s)" means this Agreement and each of the following documents, instruments, and agreements individually or collectively, as the context requires:
(a) the Flow of Funds Agreement;
(b) the Notes;
(c) the Security Agreement;
(d) the Facility Guaranties;
(e) the Intellectual Property Security Agreements;
(f) the Collateral Assignment of Rights Under Purchase Agreement;
(g) the Intercompany Subordination Agreement;
(h) the Subordination Agreements;
(i) the Letter of Credit Applications;
(j) all Bank Product Agreements (other than any Bank Product Agreement providing for a Swap); and
(k) such other documents, instruments, and agreements (including intellectual property security agreements, control agreements, financing statements and fixture filings) as Agent may reasonably request in connection with the transactions contemplated hereunder or to perfect or protect the liens and security interests granted to Agent in connection herewith.
"Loan Parties" means individually and collectively, Borrowers and Guarantors (each a "Loan Party").
"Loans" means the Revolving Loans and the Term Loans (each, a "Loan").
Annex 1 - 16

"Loan Year" means each 365 day period (or 366 day period in the case of any period that includes February 29) commencing on the Closing Date and each anniversary thereof.
"Lockbox" means "Lockbox" as such term (or similar term) is defined in one or more lockbox or similar  agreements between any Borrower and Bank.
"Majority Lenders" means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under the last clause of the definition of Pro Rata Shares) exceed 50%, provided, that at any time there are two or more Lenders that are not Defaulting Lenders, "Majority Lenders" must include at least two Lenders that are not Affiliates and "Majority Lenders" must always include Avidbank.  The Pro Rata Share of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.
"Material Adverse Effect" means a material adverse effect on (i) the business, Assets, condition (financial or otherwise), results of operations, or prospects of any Loan Party; (ii) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party, (iii) the validity or enforceability of the Loan Documents, or the rights or remedies of Agent and Lenders hereunder and thereunder, (iv) the value of the Collateral, or (v) the priority of Agent's Liens with respect to the Collateral.
"Material Contract" means, with respect to Borrowers, each contract or agreement to which Borrower is a party having an economic value in excess of $125,000.
"Merchant Payment Processor" means any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the authorization, billing, transfer, payment and/or other procedure from a Credit Card Issuer, bank, consumer payment facilitator or other Person with respect to any sales transactions of Borrower involving credit, charge or debit card purchases, check purchases or cashing, or other method of consumer payment.
"Minimum Collateral Amount" means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of all Issuers with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by Agent and Issuers in their sole discretion.
"Multiemployer Plan" means any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA with respect to which any Loan Party or ERISA Affiliate has an obligation to contribute or has any liability, contingent or otherwise or could be assessed withdrawal liability assuming a complete withdrawal from any such multiemployer plan.
"Net Proceeds" means (a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Debt that is secured by a Lien permitted hereunder on the applicable Asset which is senior to Agent's Lien on such Asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Debt under the Loan Documents), and (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses, other taxes paid or payable in cash in connection with the consummation of such transaction, and commissions) paid by any Loan Party to third parties (other than Affiliates); and (b) with respect to the sale or issuance of any Ownership Interests by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Debt by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.
Annex 1 - 17

"Non-Consenting Lender" means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 10.4 and (ii) has been approved by the Majority Lenders.
"Non-Defaulting Lender" means, at any time, each Lender that is not a Defaulting Lender at such time.
"Non-Financed Capital Expenditures" means, for any period, (a) Capital Expenditures minus (b) the portion of Capital Expenditures financed under Capital Leases or other Debt (excluding Revolving Loans).
"Notes" means, collectively, the Revolving Loans Notes and the Term Loan Notes (each, a "Note").
"Notice of Borrowing" means an irrevocable notice from Administrative Borrower to Agent of Borrowers' request for a Borrowing pursuant to the terms of Section 1.5, substantially in the form of Exhibit 1.5(b).
"Notification Event" means (a) the occurrence of a "reportable event" described in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by applicable regulations issued by the PBGC, (b) the withdrawal of any Loan Party or ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC or any Pension Plan or Multiemployer Plan administrator, (e) any other event or condition that would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of a Lien pursuant to the IRC or ERISA in connection with any Employee Benefit Plan or the existence of any facts or circumstances that could reasonably be expected to result in the imposition of a Lien, (g) the partial or complete withdrawal of any Loan Party or ERISA Affiliate from a Multiemployer Plan (other than any withdrawal that would not constitute an Event of Default under Section 8.12), (h) any event or condition that results in the reorganization or insolvency of a Multiemployer Plan under Sections of ERISA, (i) any event or condition that results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate or to appoint a trustee to administer a Multiemployer Plan under ERISA, (j) any Pension Plan being in "at risk status" within the meaning of IRC Section 430(i), (k) any Multiemployer Plan being in "endangered status" or "critical status" within the meaning of IRC Section 432(b) or the determination that any Multiemployer Plan is or is expected to be insolvent or in reorganization within the meaning of Title IV of ERISA, (l) with respect to any Pension Plan, any Loan Party or ERISA Affiliate incurring a substantial cessation of operations within the meaning of ERISA Section 4062(e), (m) an "accumulated funding deficiency" within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA) or the failure of any Pension Plan or Multiemployer Plan to meet the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA), in each case, whether or not waived, (n) the filing of an application for a waiver of the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA) with respect to any Pension Plan or Multiemployer Plan, (o) the failure to make by its due date a required payment or contribution with respect to any Pension Plan or Multiemployer Plan, (p) any event that results in or could reasonably be expected to result in a liability by a Loan Party pursuant to Title I of ERISA or the excise tax provisions of the IRC relating to Employee Benefit Plans or any event that results in or could reasonably be expected to result in a liability to any Loan Party or ERISA Affiliate pursuant to Title IV of ERISA or Section 401(a)(29) of the IRC, or (q) any of the foregoing is reasonably likely to occur in the following 30 days.
Annex 1 - 18

"Obligations" means (i) any and all obligations of Borrowers (or any of them) to Agent and Lenders (or any of them) with respect to the Loans, including without limitation all principal, interest, and other amounts, costs and Fees and Expenses payable under this Agreement and the Loan Documents; excluding, however, all Excluded Swap Obligations; (ii) any and all obligations of Borrowers (or any of them) to any Bank Product Provider arising under or in connection with any transaction now existing or hereafter entered into between Borrower and such Bank Product Provider which is a Swap; excluding, however, all Excluded Swap Obligations; and (iii) all other indebtedness, liabilities, and obligations of Borrowers (or any of them) owing to Agent and Lenders and/or the Bank Product Providers, and to their successors and assigns, previously, now, or hereafter incurred, and howsoever evidenced, whether direct or indirect, absolute or contingent, joint or several, liquidated or unliquidated, voluntary or involuntary, due or not due, legal or equitable, whether incurred before, during, or after any Insolvency Proceeding and whether recovery thereof is or becomes barred by a statute of limitations or is or becomes otherwise unenforceable or unallowable as claims in any Insolvency Proceeding, together with all interest thereupon (including interest under Section 1.4(b) and including any interest that, but for the provisions of Debtor Relief Laws, would have accrued during the pendency of an Insolvency Proceeding).  The Obligations shall include, without limiting the generality of the foregoing, all principal and interest and other payment obligations owing under the Loans, all Reimbursement Obligations, all Bank Product Obligations, all Expenses, the Fees, any other fees and expenses due hereunder and under the Loan Documents (including any fees or expenses that, but for the provisions of Debtor Relief Laws, would have accrued during the pendency of an Insolvency Proceeding), and all other indebtedness evidenced by this Agreement, the Loan Documents, and/or the Bank Product Agreements; excluding, however, all Excluded Swap Obligations.
"OFAC" means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
"Overadvance" has the meaning set forth in Section 1.1(d).
"Owner" means, with respect to any Person, any other Person owning Ownership Interests of such Person.
"Ownership Interests" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.
"Parent" has the meaning set forth in the Preamble.
Annex 1 - 19

"Participant" has the meaning set forth in Section 10.5(c).
"Participant Register" has the meaning specified in Section 10.5(c).
"Patriot Act" means the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001.
"PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.
"Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV or Section 302 of ERISA or Sections 412 or 430 of the Code sponsored, maintained, or contributed to by any Loan Party or ERISA Affiliate or to which any Loan Party or ERISA Affiliate has any liability, contingent or otherwise.
"Permitted Debt" means:
(a) Debt owing to Agent and Lenders in accordance with the terms of the Loan Documents;
(b) Capital Lease Obligations and other Debt secured by Purchase Money Liens so long as the aggregate outstanding principal amount of such Debt for all Corporate Loan Parties does not exceed $150,000 at any time;
(c) Debt outstanding on the Closing Date and listed on Schedule 6.2;
(d) Subordinate Debt;
(e) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Debt (b) through (d) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or any Subsidiary, as the case may be; and
(f) Debt by and among Loan Parties, subject to the Intercompany Subordination Agreement.
"Permitted Discretion" means a determination made in the exercise of reasonable (from the perspective of a secured commercial lender) business judgment.
"Permitted Dispositions" means:
(a) Dispositions in the ordinary course of business of equipment that is substantially worn, damaged, obsolete, surplus or no longer useful;
(b) sales of inventory to buyers in the ordinary course of business;
(c) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business; and
(d) Permitted Issuances.
"Permitted Investments" means:
(a) Investments outstanding on the Closing Date and listed on Schedule 6.8;
Annex 1 - 20

(b) Investments in cash and cash equivalents maintained in accordance with Section 5.11; and
(c) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, commercial paper maturing no more than one year from the date of creation thereof and having a rating of at least A-2 or P-2 from either S&P Global Ratings or Moody's Investors Service, Inc., certificates of deposit maturing no more than one from the date of investment therein, money market accounts or Investments in similarly non-speculative assets.
"Permitted Issuances" means (a) issuances of Ownership Interests of Parent that would not create a Change of Control or otherwise result in a Default or Event of Default, and (b) issuances of a Ownership Interests of a Subsidiary to a Loan Party that is its Owner, subject to Section 3.1 of the Security Agreement.
"Permitted Liens" means:
(a) Liens in favor of Agent, for the ratable benefit of Secured Parties, in accordance with the Loan Documents;
(b) Purchase Money Liens securing Debt described in clause (b) of the definition of "Permitted Debt" above;
(c) Liens securing Debt described in clause (c) of the definition of "Permitted Debt" above; and
(d) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture.
"Permitted Restricted Payments" means:
(a) Distributions payable solely in Ownership Interests of a Loan Party (other than of any Pledged Company);
(b) repurchases of Ownership Interests of a Loan Party by such Loan Party or related options held by management employees of a Loan Party upon the cessation of employment of such management employees; provided that (i) both immediately before and immediately after giving effect to such repurchase, no Default or Event of Default has occurred and is continuing, or will result therefrom on a Pro Forma Basis and (ii) the aggregate amount of such Restricted Payments in any Fiscal Year does not exceed $100,000;
(c) payments on the Subordinate Debt to the extent permitted by the applicable Subordination Agreement; and
(d) Distributions payable to a Loan Party (other than Parent), subject to Section 3.3 of the Security Agreement.
"Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.
Annex 1 - 21

"Pledged Company" means each Borrower and any other Person the Ownership Interests of which has been pledged to Agent to secure the Obligations pursuant to the terms and conditions hereof or any Loan Document.
"Prepayment Fee" has the meaning given to such term in Section 1.13(e).
"Prime Lending Rate" (a) with respect to the Revolving Loans, has the meaning given to such term in Section 1.4(a)(i) of the Summary of Credit Terms, and (b) with respect to the Term Loans, has the meaning given to such term in Section 1.4(a)(ii) of the Summary of Credit Terms,.
"Prime Rate" means that variable interest rate which is subject to change from time to time based upon changes in the independent index which is the Prime Rate as published in the Money Rates Section of the Western Edition of the Wall Street Journal (the "Index"). The Index is not necessarily the lowest rate charged by Agent on its commercial loans. If the Index becomes unavailable during the term of this loan, Agent may designate a substitute index after notice to Administrative Borrower. Agent will advise Administrative Borrower of the current Index rate upon request. Interest changes shall not occur more often than daily. Adjustment shall become effective the next Business Day after publication or announcement of the Index change. Borrowers understand that Agent may make loans based upon other rates and indexes as well.
"Pro Rata Share" means, as of any date of determination:
(a) with respect to a Lender's obligation to make Revolving Loans and receive payments of principal, interest, fees, costs, and expenses with respect thereto, such Lender's Revolving Credit Commitment Percentage;
(b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse an Issuer, and to receive payments of fees with respect thereto, such Lender's Revolving Credit Commitment Percentage;
(c) with respect to a Lender's right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, the percentage obtained by dividing (i) the aggregate outstanding principal amount of such Lender's Term Loan by (ii) the aggregate outstanding principal amount of all Term Loans;
(d) reserved; and
(e) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 10.3(c)), the percentage obtained by dividing (i) the Total Credit Exposure of such Lender by (ii) the Total Credit Exposure of all Lenders.
"Protective Advances" has the meaning given to such term in Section 1.14.
"Purchase Agreement" is defined in Recital B.
"Purchase Documents" means the Purchase Agreement together with any and all bills of sale, assignments and any and all other agreements, instruments and documents evidencing or executed in connection with the Subject Transaction.
"Purchase Money Lien" means a Lien on any item of equipment of Borrowers securing a purchase-money obligation; provided that (i) such Lien attaches only to that item of equipment, and (ii) such purchase-money obligation does not exceed 100% of the purchase price of such item of equipment.
Annex 1 - 22

"Recipient" means (a) Agent, (b) any Lender and (c) any Issuer, as applicable.
"Register" has the meaning given to such term in Section 10.5(e).
 "Reimbursement Obligations" means the obligations of Borrowers to reimburse Issuer pursuant to Section 2.5 amounts drawn under Letters of Credit.
"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person's Affiliates.
"Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.
"Reserves" means the Availability Reserve, the Bank Product Reserve, and the Dilution Reserve.  Agent shall have the right, at any time and from time to time after the Closing Date in its Permitted Discretion to establish, modify or eliminate Reserves.
"Restricted Payment" means (a) any payment of principal or interest or any purchase, redemption, retirement, acquisition or defeasance with respect to any Subordinate Debt, (b) any Distribution on account of any Ownership Interests of any Loan Party, now or hereafter outstanding, (c) any purchase, redemption, retirement, sinking fund, or other direct or indirect acquisition for value of any Ownership Interests of any Loan Party now or hereafter outstanding, (d) any distribution of Assets to any Owners of any Loan Party, whether in cash, Assets, or in obligations of such Loan Party, (e) any allocation or other set apart of any sum for the payment of any Distribution on, or for the purchase, redemption or retirement of, any Ownership Interests of any Loan Party, or (f) any other distribution by reduction of capital or otherwise in respect of any Ownership Interests of any Loan Party.
 "Revolving Credit Availability" means, as of the date of determination, the difference of (a) the lesser of (i) the Borrowing Base, or (ii) the aggregate Revolving Credit Commitments, minus (b) the sum of (i) the aggregate outstanding Revolving Loans, plus (ii) the L/C Obligations.
"Revolving Credit Commitment" means, with respect to any Revolving Loans Lender, the amount indicated under such Lender's name on Schedule C under the heading Revolving Credit Commitment or, in the case of any Lender that is an assignee Lender pursuant to Section 10.5(b), the amount of the assigning Lender's Revolving Credit Commitment assigned to such assignee Lender (collectively, the "Revolving Credit Commitments").
"Revolving Credit Commitment Fee" has the meaning set forth in Section 1.13(a)(i).
"Revolving Credit Commitment Percentage" means with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Revolving Lender's Revolving Commitment.  If the Revolving Commitments have terminated or expired, the Revolving Credit Commitment Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.
Annex 1 - 23

"Revolving Credit Exposure" means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender's Pro Rata Share of Letter of Credit Usage.
"Revolving Loans" has the meaning given to such term in Section 1.1.
"Revolving Loans Lender" means each of the Lenders indicated on Schedule C under the heading Revolving Loans Lenders, and also means any assignee of such Lender pursuant to Section 10.5(b).
"Revolving Loans Maturity Date" has the meaning given to such term in Section 1.1 of the Summary of Credit Terms.
"Revolving Loans Note" means a Secured Promissory Note (Revolving Loans), executed by Borrowers to the order of a Revolving Loans Lender, in the principal amount of the Revolving Credit Commitment of such Revolving Loans Lender.
"Sanctioned Country" has the meaning set forth in Section 4.26.
"Sanctioned Person" has the meaning set forth in Section 4.26.
"Sanctions Program" has the meaning set forth in Section 4.26.
"Secured Parties" shall mean, collectively, (a) the Lenders, (b) Agent, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under the Loan Documents, (d) all Bank Product Providers, (e) each Issuer, (f) any successors, endorsees, transferees and assigns of each of the foregoing, and (g) any other holder of any Secured Obligation (as defined in the Security Agreement).
"Security Agreement" means that certain Security Agreement, dated as of even date herewith, among Corporate Loan Parties and Agent, for the ratable benefit of Lenders.
"Sellers" is defined in Recital B.
"Seller Subordination Agreement" means that certain Subordination Agreement, dated as of even date herewith, among Sellers, Parent, and Agent.
"Senior Debt to Consolidated Adjusted EBITDA Ratio" means, as of the date of determination, the ratio of (a) the sum of (i) the Obligations, plus (ii) Borrowers' Capital Lease Obligations that are secured by a first priority Lien, to (b) Consolidated Adjusted EBITDA for the rolling 4 Fiscal Quarter period ended on the date of determination.
"Settlement" has the meaning given to such term in Section 1.15(a).
"Settlement Date" means (a) the Closing Date, (b) every day after the Closing Date or, if such day is not a Business Day, the next succeeding Business Day, and (c) any other Business Day designated as a "Settlement Date" by Agent in its discretion upon not less than 1 Business Days' notice to each Lender.
"Solvent" means, with respect to any Person on the date any determination thereof is to be made, that on such date:  (a) the present fair valuation of the Assets of such Person is greater than such Person's probable liability in respect of existing debts; (b) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature; and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, which would leave such Person with Assets remaining which would constitute unreasonably small capital after giving effect to the nature of the particular business or transaction.  For purposes of this definition (i) the fair valuation of any property or assets means the amount realizable within a reasonable time, either through collection or sale of such Assets at their regular market value, which is the amount obtainable by a capable and diligent Person from an interested buyer willing to purchase such property or assets within a reasonable time under ordinary circumstances; and (ii) the term debts includes any payment obligation, whether or not reduced to judgment, equitable or legal, matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, absolute, fixed or contingent.
Annex 1 - 24

"Standby Letter of Credit Fee" has the meaning given to such term in the Section 2.3(a).
"Subject Transaction" is defined in Recital B.
"Subordinate Debt" has the meaning given to such term in the Subordination Agreement and also means any other Debt that is subordinated to the Obligations pursuant to a Subordination Agreement in form and substance satisfactory to Agent.
"Subordination Agreements" means (a) the Seller Subordination Agreement, and (b) any other subordination agreement accepted by Agent from time to time in its sole discretion (each, a "Subordination Agreement").
"Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, trust or other entity (whether now existing or hereafter organized or acquired) of which such Person or one or more Subsidiaries of such Person at the time owns or controls directly or indirectly more than 50% of the shares of stock or partnership or other ownership interest having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees or otherwise exercising control of such corporation, limited liability company, partnership, trust or other entity (irrespective of whether at the time stock or any other form of ownership of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
"Summary of Credit Terms" means the Summary of Credit Terms at the head of this Agreement.
"Swap" means and includes any transaction now existing or hereafter entered into between a Borrower and a Bank Product Provider which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, including without limitation the interest rate swap transaction entered into pursuant to the Swap Documents.
"Swap Documents" means and includes the ISDA Master Agreement and Schedule thereto between a Borrower and a Bank Product Provider, and all Confirmations (as such term is defined in such ISDA Master Agreement) between such Borrower and a Bank Product Provider executed in connection with any Swaps.
"Swap Obligation" means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.
"Swap Termination Value" means, with respect to any Swap, at any time, after taking into account the effect of any legally enforceable netting or master agreement relating to such Swap and the effect of all Swaps outstanding under such netting or master agreement, (a) for any date on or after the date that such Swaps have been closed out pursuant to an early termination date, the net close-out, settlement or termination value derived thereby, and (b) for any other date, the net close-out, settlement or termination value that would be determined as of such date under the relevant netting or master agreement, if any, as if such Swaps were subject to early termination due to default of any Borrower or its Affiliates.
Annex 1 - 25

"Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
"Tax Lien Reserve" means a reserve in the amount of $40,000 to address the risk relating to the tax Liens filed against one or more of the Borrowers as of the date hereof.
"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
"Term Loans" has the meaning given to such term in Section 1.2(a).
"Term Loan Commitment" means, with respect to any Term Loan Lender, the amount indicated under such Lender's name on Schedule C under the heading Term Loan Commitment or, in the case of any Lender that is an assignee Lender pursuant to Section 10.5(b), the amount of the assigning Lender's Term Loan Commitment assigned to such assignee Lender (collectively, the "Term Loan Commitments").
"Term Loan Commitment Fee" has the meaning set forth in Section 1.13(a)(ii).
"Term Loan Lender" means each of the Lenders indicated on Schedule C under the heading Term Loan Lenders, and also means any assignee of such Lender pursuant to Section 10.5(b).
"Term Loans Maturity Date" has the meaning given to such term in Section 1.2(b) of the Summary of Credit Terms.
"Term Loan Note" means a Secured Promissory Note (Term Loan), executed by Borrowers to the order of a Term Loan Lender, in the original principal amount equal to the Term Loan Commitment of such Term Loan Lender.
"Total Credit Exposure" means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure, and outstanding Term Loan of such Lender at such time.
"Transferee" has the meaning set forth in Section 10.5(d).
"UCC" means the California Uniform Commercial Code, as amended or supplemented from time to time.
"Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, as the same may be amended from time to time.
"U.S. Person" means any Person that is a "United States Person" as defined in Section 7701(a)(30) of the IRC.
Annex 1 - 26

"U.S. Tax Compliance Certificate" has the meaning given to such term in Section 8.2(g).
"Withdrawal Liability" means liability with respect to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
"Withholding Agent" means any Loan Party and Agent.
"Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.2 Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.
1.3 UCC Terms.  Any and all terms used in this Agreement or in any Loan Document which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined herein or in such Loan Document.
1.4 Computation of Time Periods.  In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word from means from and including and the words to and until each mean to but excluding.  Periods of days referred to in this Agreement shall be counted in calendar days unless otherwise stated.
1.5 Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term including is not limiting, and the term or has, except where otherwise indicated, the inclusive meaning represented by the phrase and/or.  References in this Agreement to determination by Agent include good faith estimates by Agent (in the case of quantitative determinations), and good faith beliefs by Agent (in the case of qualitative determinations).  The words hereof, herein, hereby, hereunder, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified.  Any reference in this Agreement or any of the Loan Documents to this Agreement or any of the Loan Documents includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.
1.6 Exhibits and Schedules.  All of the annexes, exhibits and schedules attached hereto shall be deemed incorporated herein by reference.
1.7 No Presumption Against Any Party.  Neither this Agreement, any of the Loan Documents, any other document, agreement, or instrument entered into in connection herewith, nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement, the Loan Documents, and the other documents, instruments, and agreements entered into in connection herewith have been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meanings of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
1.8 Independence of Provisions.  All agreements and covenants hereunder, under the Loan Documents, and the other documents, instruments, and agreements entered into in connection herewith shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.
Annex 1 - 27

Annex 2
To
 Credit Agreement
Closing Conditions
Agent, each Lender and each Issuer must receive each of the following prior to January 13, 2017, each in form and substance satisfactory to Agent and Majority Lenders.
1.
Each of the Loan Documents (other than such Loan Documents to be delivered pursuant to Section 3.3), all duly executed by Borrowers and/or the other Persons party thereto, and acknowledged where required;

2.
A Certificate of the Secretary of each Corporate Loan Party, dated as of the Closing Date, certifying (i) the incumbency and signatures of the Authorized Officers who are executing the Loan Documents on behalf of such Corporate Loan Party; (ii) the Bylaws or Operating Agreement, as applicable, of such Corporate Loan Party and all amendments thereto as being true and correct and in full force and effect; and (iii) the resolutions of the Owners and boards of directors (or similar governing bodies), as applicable, of such Corporate Loan Party as being true and correct and in full force and effect, authorizing the execution and delivery of the Loan Documents and the Purchase Documents, and authorizing the transactions contemplated hereunder and thereunder, and authorizing the Authorized Officers to execute the same on behalf of such Corporate Loan Party;

3.
Each Corporate Loan Party's Articles of Incorporation or Certificate of Formation, as applicable, and all amendments thereto, certified by the applicable Secretary of State and dated a recent date prior to the Closing Date;

4.
A certificate of status and good standing for each Corporate Loan Party, dated a recent date prior to the Closing Date, showing that such Corporate Loan Party is in good standing under the laws of the state indicated in Schedule 4.1;

5.
Certificates of foreign qualification and good standing for each Corporate Loan Party, dated a recent date prior to the Closing Date, showing that such Corporate Loan Party is in good standing under the laws of the states indicated in Schedule 4.1;

6.
A certificate signed by the President and Chief Executive Officer of each Corporate Loan Party, dated as of the Closing Date, certifying that (i) both immediately before and immediately after giving effect to the transactions contemplated by the Loan Documents and the Purchase Documents, such Corporate Loan Party is and will be Solvent; (ii) to their Knowledge, the representations and warranties of such Corporate Loan Party contained in the Loan Documents are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, and (iii) to their Knowledge, both immediately before and immediately after giving effect to the transactions contemplated by the Loan Documents and the Purchase Documents, no Event of Default, Default or Material Adverse Effect is continuing or shall occur;

7.	Opinions of counsel for the Loan Parties in connection with the Loan Documents and the transactions contemplated thereby;
8.
The original certificates evidencing 100% of the issued and outstanding Ownership Interests of Borrowers (other than Parent) and each Domestic Subsidiary, and undated stock powers with respect thereto, duly executed in blank;

9.	Due diligence with respect to Corporate Loan Parties (including background checks on management and Owners), and Sellers, including audits, financial and legal survey;
10.	UCC and other public record searches with respect to Corporate Loan Parties, CynergisTek, and Sellers;
11.
An audit report for CynergisTek prepared by a certified public accountant approved by Agent, concerning the Fiscal Years ended December 31, 2014, December 31, 2015 and the 9 Fiscal Month period ended September 30, 2016; provided, that the audit report for the 9 Fiscal Month period ended September 30, 2016 shall be prepared in such a manner that Agent is able to examine the adjusted pro forma EBITDA (in accordance with GAAP) for CynergisTek for the trailing 12 Fiscal Month period ended September 30, 2016;

12.	The Revolving Credit Commitment Fee, the Term Loan Commitment Fee, and all Expenses owing on the Closing Date;
13.	True and correct executed copies of the Purchase Agreement and all Purchase Documents with respect thereto;
14.
Satisfactory evidence that the Subject Transaction has been duly consummated or shall be duly consummated immediately upon the funding of the initial Loans in material compliance with Applicable Law and on terms and conditions acceptable to Agent in accordance with the Purchase Documents without waiver of any term or condition thereof which has not been consented to by Agent and the Majority Lenders;

15.	Evidence that no Material Adverse Effect shall have occurred;
16.	Copies of insurance binders or insurance certificates evidencing Borrowers having caused to be obtained insurance in accordance with Section 5.5, including the endorsements required by such Section;
17.	Such other documents, instruments and agreements as Agent may reasonably request in connection with the transactions contemplated hereunder or to perfect or protect the Liens granted to Agent.